                                                                   EXHIBIT 10(b)

--------------------------------------------------------------------------------


                                  $375,000,000


                                CREDIT AGREEMENT


                           Dated as of March 22, 2001


                                      Among


                       FLORIDA EAST COAST INDUSTRIES, INC.
                                   as Borrower


                             The Banks Listed Herein


                                       and


                              BANK OF AMERICA, N.A.
                     as Administrative Agent for the Banks,
             and as Swingline Bank and Letter of Credit Issuing Bank


                            FIRST UNION NATIONAL BANK
                              as Syndication Agent

                                       and

                                  SUNTRUST BANK
                      as Documentation Agent for the Banks


--------------------------------------------------------------------------------

                         BANC OF AMERICA SECURITIES LLC
                     as Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS


ARTICLE I  LOANS..................................................................................................1

         SECTION 1.01.  Commitments...............................................................................1
         SECTION 1.02.  Method of Borrowing.......................................................................2
         SECTION 1.03.  Notes; Principal Payments.................................................................3
         SECTION 1.04.  Interest..................................................................................4
         SECTION 1.05.  Fees; Termination and Reduction of Commitments............................................4
         SECTION 1.06.  Additional Interest; Alternate Rate of Interest; Maximum Interest Rate....................6
         SECTION 1.07.  Continuation and Conversion of Revolving Loans............................................7
         SECTION 1.08.  Optional Prepayment of Loans..............................................................8
         SECTION 1.09.  Mandatory Payments........................................................................8
         SECTION 1.10.  Manner of Payment.........................................................................8
         SECTION 1.11.  Increased Cost and Reduced Return.........................................................9
         SECTION 1.12.  Illegality...............................................................................10
         SECTION 1.13.  Indemnity for Eurodollar Loans...........................................................11
         SECTION 1.14.  Taxes....................................................................................11
         SECTION 1.15.  Bank's Duty to Mitigate..................................................................12
         SECTION 1.16.  Pro Rata Treatment.......................................................................13
         SECTION 1.17.  Certain Notices..........................................................................13
         SECTION 1.18.  Extension of Commitment Termination Date.................................................15
         SECTION 1.19.  Additional Provisions Relating to Swingline Loans........................................16
         SECTION 1.20.  Additional Provisions Relating to Letters of Credit......................................16

ARTICLE II  COLLATERAL AND GUARANTIES............................................................................20

         SECTION 2.01.  Collateral...............................................................................20
         SECTION 2.02.  Guaranty.................................................................................21
         SECTION 2.03.  Loan Documents...........................................................................21

ARTICLE III  CONDITIONS OF LENDING...............................................................................21

         SECTION 3.01.  Initial Loans............................................................................21
         SECTION 3.02.  All Loans................................................................................21

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.......................................................................22

         SECTION 4.01.  Organization; Powers; Qualification......................................................22
         SECTION 4.02.  Authorization; Enforceability............................................................22
         SECTION 4.03.  Consents and Approvals...................................................................23
         SECTION 4.04.  Financial Statements.....................................................................23
         SECTION 4.05.  No Material Adverse Change...............................................................24
         SECTION 4.06.  Borrower Group...........................................................................24

                                      (i)

         SECTION 4.07.  Litigation...............................................................................25
         SECTION 4.08.  Tax Returns..............................................................................25
         SECTION 4.09.  Properties...............................................................................25
         SECTION 4.10.  Employee Benefit Plans...................................................................25
         SECTION 4.11.  Government Regulation....................................................................26
         SECTION 4.12.  Margin Stock.............................................................................26
         SECTION 4.13.  SEC Filings..............................................................................26
         SECTION 4.14.  Necessary Rights.........................................................................27
         SECTION 4.15.  Hazardous Wastes.........................................................................27
         SECTION 4.16.  No Brokers or Finders....................................................................27
         SECTION 4.17.  No Default of Debt; Solvency.............................................................27
         SECTION 4.18.  Agreements...............................................................................28
         SECTION 4.19.  Compliance with Law......................................................................28
         SECTION 4.20.  Labor Controversies......................................................................28
         SECTION 4.21.  No Material Misstatements................................................................28

ARTICLE V  AFFIRMATIVE COVENANTS.................................................................................29

         SECTION 5.01.  Corporate Existence and Maintenance of Properties........................................29
         SECTION 5.02.  Compliance with Laws.....................................................................29
         SECTION 5.03.  Insurance................................................................................32
         SECTION 5.04.  Obligations and Taxes....................................................................32
         SECTION 5.05.  Accounting Methods and Financial Records.................................................32
         SECTION 5.06.  Financial Statements, Certificates and Reports...........................................33
         SECTION 5.07.  Access to Property and Records...........................................................34
         SECTION 5.08.  Notice of Default........................................................................35
         SECTION 5.09.  Notice of Litigation and Other Actions...................................................35
         SECTION 5.10.  Notice of Strikes, Labor Controversies, etc..............................................35

ARTICLE VI  NEGATIVE COVENANTS...................................................................................35

         SECTION 6.01.  Liens....................................................................................35
         SECTION 6.02.  Debt.....................................................................................36
         SECTION 6.03.  Liquidation, Sale of Assets and Merger...................................................37
         SECTION 6.04.  Acquisitions and Investments.............................................................37
         SECTION 6.05.  Guarantees...............................................................................39
         SECTION 6.06.  Sale and Leaseback, Rentals..............................................................39
         SECTION 6.07.  No Distributions or Management Fees......................................................39
         SECTION 6.08.  Breach or Violation......................................................................39
         SECTION 6.09.  Use of Proceeds..........................................................................39
         SECTION 6.10.  Transactions with Affiliates.............................................................40
         SECTION 6.11.  Restrictive Covenants....................................................................40
         SECTION 6.12.  Issuance or Disposition of Capital Securities............................................40
         SECTION 6.13.  ERISA Compliance.........................................................................40
         SECTION 6.14.  Future Group Members.....................................................................41

                                      (ii)

ARTICLE VII  FINANCIAL COVENANTS.................................................................................41

         SECTION 7.01.  Maximum Leverage Ratio...................................................................41
         SECTION 7.02.  Minimum Group Net Worth..................................................................41
         SECTION 7.03.  Minimum Fixed Charge Coverage Ratio......................................................42
         SECTION 7.04.  Maximum Global Leverage Ratio............................................................42

ARTICLE VIII  EVENTS OF DEFAULT..................................................................................42

         SECTION 8.01.  Events of Default........................................................................42
         SECTION 8.02.  Exercise of Remedies.....................................................................44

ARTICLE IX  THE AGENT............................................................................................45

         SECTION 9.01.  Appointment, Powers and Immunities.......................................................45
         SECTION 9.02.  Reliance by Administrative Agent.........................................................46
         SECTION 9.03.  Defaults.................................................................................46
         SECTION 9.04.  Rights as Bank...........................................................................46
         SECTION 9.05.  Indemnification..........................................................................47
         SECTION 9.06.  Non-Reliance on Administrative Agent and Other Banks.....................................47
         SECTION 9.07.  Resignation of Administrative Agent......................................................47
         SECTION 9.08.  Benefit of Article IX....................................................................48
         SECTION 9.09.  Administrative Agent's Compensation......................................................48

ARTICLE X  MISCELLANEOUS.........................................................................................48

         SECTION 10.01.  Modification............................................................................48
         SECTION 10.02.  Waiver..................................................................................48
         SECTION 10.03.  Expenses; Indemnification...............................................................49
         SECTION 10.04.  Notices.................................................................................50
         SECTION 10.05.  Governing Law...........................................................................51
         SECTION 10.06.  Invalid Provisions......................................................................51
         SECTION 10.07.  Nonliability of Banks...................................................................51
         SECTION 10.08.  Binding Effect and Assignability........................................................52
         SECTION 10.09.  Entirety; Conflicts.....................................................................52
         SECTION 10.10.  Headings, etc...........................................................................52
         SECTION 10.11.  Survival................................................................................52
         SECTION 10.12.  Assignments and Participations..........................................................52
         SECTION 10.13.  No Third Party Beneficiary..............................................................54
         SECTION 10.14.  WAIVER OF JURY TRIAL....................................................................54
         SECTION 10.15.  Multiple Counterparts...................................................................54
         SECTION 10.16.  Disclosures.............................................................................54
         SECTION 10.17.  Right of Setoffs; Adjustments...........................................................55
         SECTION 10.18.  Repayments in Bankruptcy................................................................55

ARTICLE XI  DEFINITIONS..........................................................................................56

                                     (iii)

         SECTION 11.01.  Definitions.............................................................................56
         SECTION 11.02.  Other Definitional Provisions...........................................................56
         SECTION 11.03.  Accounting Matters......................................................................56


EXHIBIT A - DEFINITIONS.........................................................................................A-1
EXHIBIT B-1- FORM OF REVOLVING NOTE.............................................................................B-1
EXHIBIT B-2 - FORM OF SWINGLINE NOTE............................................................................B-2
EXHIBIT C - FORM OF PLEDGE AGREEMENT............................................................................C-1
EXHIBIT D - FORM OF GUARANTY AGREEMENT..........................................................................D-1
EXHIBIT E - CONDITIONS TO INITIAL LOANS.........................................................................E-1
EXHIBIT F - COMMITMENT TRANSFER SUPPLEMENT......................................................................F-1
EXHIBIT G - FORM OF COMPLIANCE CERTIFICATE......................................................................G-1
EXHIBIT H - FORM OF TRAFFIC SUMMARY.............................................................................H-1
EXHIBIT I - FORM OF NOTICE OF BORROWING.........................................................................I-1

                                      (iv)

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of March 22, 2001, among FLORIDA EAST COAST INDUSTRIES, INC., a Florida corporation (the "Borrower"), the Banks set forth on the signature page hereto (the "Banks"), BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Banks under this Agreement (in such capacity, the "Administrative Agent") and as Swingline Bank and Letter of Credit Issuing Bank, FIRST UNION NATIONAL BANK, a national banking association, as syndication agent (in such capacity, the "Syndication Agent"), and SUNTRUST BANK, a Georgia banking corporation, as documentation agent for the Banks under this Agreement (in such capacity, the "Documentation Agent") (unless otherwise indicated, capitalized terms herein have the meanings set forth in Exhibit A hereto), recites and provides as follows:

                                    RECITALS

         WHEREAS, the Borrower has requested that the Banks make Loans to the Borrower in an aggregate principal amount of up to $375,000,000 to be utilized by the Borrower and other Group Members (i) for working capital, capital expenditures, investments and/or loans to EPIK and other lawful corporate purposes, (ii) to finance certain acquisitions and (iii) to finance capital stock repurchases, all subject to the limits set forth herein; and

         WHEREAS, the Banks are willing to extend such credit on the terms and subject to the conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual promises set forth herein and for other valuable consideration, the parties agree as follows:

                                    ARTICLE I
                                      LOANS

         SECTION 1.01.00  Commitments.

         Subject to the terms and conditions and relying upon the representations and warranties herein,

         (a) Revolving Credit Facility Commitment. Each Bank, severally and not jointly, agrees to make revolving credit loans ("Revolving Loans") to the Borrower, from time to time on or after the Closing Date and until the Commitment Termination Date, in an aggregate principal amount at any time outstanding not exceeding the amount of its Commitment, provided that the aggregate principal amount of Revolving Loans at any one time outstanding (after giving effect to the Loan requested) shall not exceed the aggregate Commitments less the aggregate principal amount of Swingline Loans outstanding less the aggregate stated amount of Letters of Credit outstanding. The Borrower may borrow, repay and reborrow Revolving Loans on or after the Closing Date and prior to the Commitment Termination Date, subject to the terms and conditions herein.

         (b) Swingline Commitment. The Swingline Bank agrees to make revolving credit loans (the "Swingline Loans") to the Borrower, from time to time on or after the Closing Date and until the Commitment Termination Date, provided that
(i) the aggregate principal amount of Swingline Loans at any time outstanding shall not exceed Ten Million Dollars ($10,000,000) and (ii) the aggregate principal amount of Revolving Loans and Swingline Loans plus the aggregate stated amount of Letters of Credit outstanding at any time shall not exceed the aggregate Commitments. The Borrower may borrow, repay and reborrow Swingline Loans on or after the Closing Date and prior to the Commitment Termination Date, subject to the terms and conditions herein. Swingline Loans shall be subject to the additional terms and conditions set forth in Section 1.19 below.

         (c) Letter of Credit Commitment. The Issuing Bank shall issue, until the Commitment Termination Date, and the Banks shall participate in, such standby and commercial Letters of Credit in U.S. Dollars as the Borrower may request for its own account or for the account of other Group Members, in a form acceptable to the Issuing Bank, for the purposes hereinafter set forth; provided that (i) the aggregate stated amount of Letters of Credit outstanding shall not exceed Twenty-Five Million Dollars ($25,000,000) at any time and (ii) the aggregate principal amount of Revolving Loans and Swingline Loans plus the aggregate stated amount of Letters of Credit outstanding at any time shall not exceed the aggregate Commitments. Letters of Credit issued hereunder shall not have an original expiry date more than one year from the date of issuance or extension. No Letter of Credit issued hereunder shall have an expiry date, whether as originally issued or by extension, later than one week prior to the Commitment Termination Date. Each Letter of Credit shall comply with the related LOC Documents and such additional terms and conditions as the Issuing Bank may reasonably require. The issuance date of each Letter of Credit shall be a Business Day. Letters of Credit shall be subject to the additional terms and conditions set forth in Section 1.20 below.

         (d) Purpose. The Borrower and other Group Members will utilize the proceeds of the Loans (i) for working capital, capital expenditures, investments in or loans to EPIK and other lawful corporate purposes, (ii) to finance acquisitions permitted by Section 6.04 hereof and (iii) to finance capital stock repurchases permitted by Section 6.07 hereof.

         SECTION 1.02.00 Method of Borrowing.

         (a) Revolving Loans.

                  (i) Each Revolving Loan shall be either a Eurodollar Loan or a Base Rate Loan as the Borrower may request subject to and in accordance with this Section. Revolving Loans made by the Banks in any one borrowing shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Revolving Loans shall be made ratably by the Banks in accordance with their respective Percentages; provided, however, that the failure of any Bank to make its Loan shall not in itself relieve any other Bank of its obligation to lend hereunder. Each Bank may, at its option, fulfill its commitment with respect to any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Revolving Note. Subject to the other provisions of this

         Section and the provisions of Section 1.07, Loans of more than one type may be outstanding at the same time.

                  (ii) The Borrower shall give notice as provided in Section 1.17(a) to the Administrative Agent of each requested borrowing of Revolving Loans. Upon receipt by the Administrative Agent of notice from the Borrower pursuant to this paragraph, the Administrative Agent shall notify the Banks thereof and each Bank shall make its ratable share (determined by its Percentage) of the borrowing available to the Borrower as provided in Section 1.17(b).

                  (iii) Notwithstanding any provision in this Agreement to the contrary, the Borrower shall not in any notice of borrowing under this
         Section 1.02(a) request any Eurodollar Loan that would not be permitted if characterized as a continuation or conversion pursuant to Section 1.07.

         (b) Swingline Loans. Each Swingline Loan made by the Swingline Bank in any one borrowing shall be in a minimum principal amount of $250,000. The Borrower shall give notice as provided in Section 1.17(a) to the Swingline Bank (with a copy to the Administrative Agent) of each requested borrowing of Swingline Loans. Each such request for borrowing shall be irrevocable and shall specify (i) that a Swingline Loan is requested, (ii) the date of the requested borrowing (which shall be a Business Day), and (iii) the principal amount to be borrowed.

         (c) Letters of Credit. The Borrower shall give notice as provided in
Section 1.17 to the Issuing Bank (with a copy to the Administrative Agent) of each request for issuance or extension of a Letter of Credit. Each such request shall be irrevocable and shall specify, among other things, (i) that a Letter of Credit issuance or extension is requested, (ii) the date of the requested issuance or extension, (iii) the type, amount, expiry date and terms on which the Letter of Credit is to be issued or extended, (iv) the form of the Letter of Credit requested, and (v) the beneficiary of the Letter of Credit requested.

         SECTION 1.03.00  Notes; Principal Payments.

         (a) The Revolving Loans made by each Bank and the Borrower's obligation to repay the Revolving Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of such Bank and the Revolving Notes, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1, payable to the order of such Bank in a maximum principal amount equal to its Commitment. Each Revolving Note shall bear interest from its date on the outstanding principal balance thereof as set forth in Section 1.04. Absent manifest error, the records of the Administrative Agent shall be prima facie evidence of the Revolving Loans of each Bank and accrued interest thereon and of all payments made in respect thereof.

         (b) The Swingline Loans made by the Swingline Bank and the Borrower's obligation to repay the Swingline Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Swingline Bank and the Swingline Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-2, payable to the order of the Swingline Bank in a maximum principal amount equal to $10,000,000. The Swingline Note shall bear interest from its date on the outstanding principal balance thereof as set forth in
Section 1.04. Absent manifest error, the records of the Administrative Agent shall be prima facie evidence of the Swingline Loans and accrued interest thereon and of all payments made in respect thereof.

         (c) If not sooner paid, the entire unpaid principal balance of the Loans shall be due and payable on the Commitment Termination Date (as such date may be extended pursuant to Section 1.18 hereof).

         SECTION 1.04.00  Interest.

         (a) Base Rate Loans. Subject to the provisions of Section 1.06, each Base Rate Loan and each other amount (other than principal on Loans) becoming due hereunder shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days) equal to the Base Rate plus the Applicable Margin.

         (b) Eurodollar Loans. Subject to the provisions of Section 1.06, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted Eurodollar Rate plus the Applicable Margin. The Administrative Agent shall determine the applicable Adjusted Eurodollar Rate for each such Loan as of 11:00 a.m., Charlotte, North Carolina time, or as soon as practicable thereafter, on the date when such determination is to be made in respect of such Interest Period and shall promptly notify the Borrower and the Banks of the Adjusted Eurodollar Rate so determined.

         (c) Swingline Loans. Subject to the provisions in Section 1.06, each Swingline Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Floating LIBOR Rate plus the Applicable Margin.

         (d) Interest Payment Date. Interest on each Loan shall be payable on each applicable Interest Payment Date commencing with the first of such dates after the date of such Loan, and on each Conversion Date and the Commitment Termination Date.

         SECTION 1.05.00 Fees; Termination and Reduction of Commitments.

         (a) Commitment Fee. In consideration of the Commitments hereunder, the Borrower shall pay in immediately available funds to the Administrative Agent, for the pro rata account of each Bank, on the last Business Day of each calendar quarter, commencing with the first such date after the date hereof, and within five (5) Business Days of the date of any reduction or termination of the Commitments of the Banks hereunder, a commitment fee (hereinafter called the "Commitment Fee") in an amount equal to the Applicable Commitment Fee Percentage times the daily average amount of the unused portion of the Commitment during the period or quarter then ending (computed on the basis of the actual number of days over a year of 360 days). The Commitment Fee shall commence to accrue as of the date hereof, and shall cease to accrue on the Commitment Termination Date. For purposes of calculating the Commitment Fee, Swingline

Loans shall not be considered outstanding for purposes of determining the unused portion of the Commitment.

         (b) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent the additional fees in the amounts and on the dates agreed to in the Administrative Agent's Fee Letter.

         (c) Letter of Credit Fees.

                  (i) The Borrower shall pay to the Administrative Agent, for the pro rata account of each Bank, Letter of Credit fees in an amount equal to the rate per annum equal to the Applicable Margin on Eurodollar Loans times the average daily aggregate stated amount of all Letters of Credit outstanding during the term of this Agreement. Such fees shall be payable to the Administrative Agent for the pro rata account of the Banks in arrears on the last Business Day of each calendar quarter and shall be calculated according to the average daily stated amount of Letters of Credit outstanding during such quarter and shall be calculated based on a year of 360 days and the actual number of days elapsed.

                  (ii) The Borrower agrees to pay to the Administrative Agent, for the account of the Issuing Bank, the standard fees and charges of the Issuing Bank for issuing, administering, amending, renewing, paying and canceling letters of credit, as and when assessed, including, without limitation, a fronting fee at a rate equal to 1/8 of 1% per annum based on the aggregate stated amount of Letters of Credit issued by the Issuing Bank, which shall be due and payable upon issuance of each Letter of Credit.

         (d) Mandatory Commitment Reductions. The aggregate amount of the Commitments shall permanently reduce upon the occurrence of each of the following events and in the following amounts:

                  (i) upon the sale by any Group Member of any assets (including Capital Securities owned by such Group Members) by an amount equal to 100% of the Net Cash Proceeds of such sales, provided that such reduction shall not be required with respect to (A) sales of assets in the ordinary course of business or the disposition of obsolete assets or assets no longer useful to the businesses of any Group Member, (B) the sale of any Capital Securities or assets of EPIK, (C) other sales of assets in an aggregate amount not to exceed $10,000,000 in any fiscal year provided that the proceeds of such sale are reinvested in the business of the Borrower Group and (D) dispositions permitted by
         Section 6.03(w);

                  (ii) upon the issuance by any Group Member of Debt, by an amount equal to 100% of the Net Cash Proceeds of such issuance, provided that such reduction shall not be required with respect to (A) Non-recourse Debt issued by Flagler or (B) Debt permitted under Section 6.02(c); and

                  (iii) upon the issuance by any Group Member of Capital Securities, by an amount equal to 100% of the Net Cash Proceeds from such issuance, provided that such reduction shall not be required with respect to (A) the issuance or exercise of stock or other equity options to management or other employees of a Group Member or EPIK as employee benefits and (B) the issuance of Capital Securities of EPIK.

         (e) Optional Commitment Reductions. The Borrower may, by written notice to the Administrative Agent (as provided in Section 1.17) irrevocably terminate in full, or from time to time permanently reduce in part, the unutilized portion of the aggregate Commitments. Each such voluntary partial reduction of the unutilized portion of the aggregate Commitments shall only be permitted with respect to amounts in excess of any outstanding Swingline Loans and the aggregate stated amount of Letters of Credit outstanding and shall be in an aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

         (f) Pro Rata Treatment. Each reduction in the aggregate Commitments shall be made ratably among the Banks in accordance with each Bank's Percentage. Once reduced, the Commitments cannot be reinstated without the unanimous consent of the Banks.

         SECTION 1.06.00 Additional Interest; Alternate Rate of Interest; Maximum Interest Rate.

         (a) Upon the occurrence and during the continuation of an Event of Default, the outstanding principal balance of the Loans and all other amounts becoming due hereunder, shall accrue interest at a rate per annum equal to 2% above the rate that would otherwise be payable under Section 1.04.

         (b) If the Administrative Agent determines that by reason of circumstances affecting the relevant market adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, or if the Majority Banks determine and notify the Administrative Agent that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such requested Eurodollar Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telephonic notice of such determination to the Borrower and the Banks. After such notice has been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan shall be deemed to be a request for a Base Rate Loan. Each determination by the Administrative Agent and the Majority Banks hereunder shall be conclusive absent manifest error.

         (c) Nothing contained in this Agreement or any Note shall require the Borrower at any time to pay interest at a rate on any Loan exceeding the Maximum Permitted Rate. If interest payable to any Bank on any Loan on any date would exceed the maximum amount permitted by the Maximum Permitted Rate, such interest payment shall automatically be reduced to such maximum permitted amounts, and, to the extent lawful, the interest that would have been payable in respect of such Loan but was not payable as a result of the operation of this Section shall be cumulated and the interest payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Permitted Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank.

         SECTION 1.07.00 Continuation and Conversion of Revolving Loans.

         Subject to Sections 1.06(b), 1.11 and 1.12, the Borrower may, by written notice to the Administrative Agent (as provided in Section 1.17) at any time, continue any Eurodollar Loan or portion thereof into a subsequent Interest Period and convert any Revolving Loan or portion thereof into a Revolving Loan of a different type, subject in each case to the following:

         (a) no Default (except in the case of conversion to Base Rate Loans) shall have occurred and be continuing at the time of such notice or such continuation or conversion;

         (b) on and as of the date of such continuation or conversion, each representation and warranty set forth in Article IV shall be true and correct in all material respects, as determined by the Administrative Agent, it being understood that the representations and warranties set forth in Sections 4.04 and 4.05 shall be deemed to apply to the most recent financial statements furnished pursuant to the terms hereof by the Borrower to the Banks prior to such Loan;

         (c) the notice given to the Administrative Agent by the Borrower shall specify the Loans (identified by reference to the aggregate amount of such Loans by all of the Banks) to be continued or converted;

         (d) such continuation or conversion shall be made pro rata among the Banks in accordance with their respective Percentages;

         (e) in the case of a continuation or conversion of less than all Revolving Loans, the aggregate principal amount continued or converted shall not be less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof;

         (f) no Loan may be continued or converted to a Eurodollar Loan having an Interest Period that would extend beyond the scheduled Commitment Termination Date;

         (g) a Eurodollar Loan may be converted to another type of Loan only on the last day of the current Interest Period;

         (h) the Conversion Date must be a Business Day with respect to the new Loan;

         (i) no Loan (or portion thereof) may be converted to a Eurodollar Loan if, after such conversion, and after giving effect to any prepayment of Loans, an aggregate of more than five (5) separate Eurodollar Loans of any Bank would be outstanding hereunder, it being understood that for such purposes Loans having different Interest Periods, regardless of whether they commence or end on the same date, shall be considered separate Loans;

         (j) each request for continuation of or conversion into a Eurodollar Loan that fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one-month duration;

         (k) in the event that the Borrower fails to give notice to continue any Eurodollar Loan into a subsequent Interest Period or convert any such Loan into a Loan of another type, such

Loan (unless repaid in full) shall automatically become a Base Rate Loan at the expiration of the then current Interest Period; and

         (l) each continuation or conversion shall be effected by each Bank as if the proceeds of the new Loan were applied to payment of the Loan (or portion thereof) being continued or converted, and accrued interest on the Loan (or portion thereof) being continued or converted shall be paid by the Borrower on and as of the Conversion Date.

         SECTION 1.08.00 Optional Prepayment of Loans.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Base Rate Loan in whole or in part, without premium or penalty, upon prior written notice to the Administrative Agent; provided, however, that each such partial prepayment of Revolving Loans shall be in the principal amount of at least $2,500,000 and in integral multiples of $500,000 in excess thereof.

         (b) The Borrower shall have the right to prepay any Eurodollar Loan, in whole or in part, upon prior written notice to the Administrative Agent (as provided in Section 1.17); provided, however, that each such partial prepayment shall be in the principal amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof. If the Borrower prepays any Eurodollar Loan except on the last day of the Interest Period in effect for such Loan, then the Borrower shall make the payments required by Section 1.13. Otherwise, there shall be no prepayment premium or penalty.

         (c) Each notice of prepayment shall specify which Loan(s) is to be prepaid, the prepayment date and the principal amount of each Loan to be prepaid. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Amounts of Loans prepaid pursuant to this Section prior to the Commitment Termination Date shall be available to be reborrowed from the Banks hereunder in accordance with the terms hereof.

         SECTION 1.09.00 Mandatory Payments.

         The Borrower shall repay the Revolving Loans upon reduction of the Commitments pursuant to Section 1.05 in an amount sufficient to reduce the outstanding principal balance of the Revolving Loans to an amount not greater than the aggregate reduced Commitments less the aggregate principal amount of Swingline Loans outstanding less the aggregate stated amount of Letters of Credit outstanding. All repayments under this Section shall be accompanied by accrued interest on the principal amount being repaid to the date of repayment.

         SECTION 1.10.00 Manner of Payment.

         (a) All principal, interest and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be made to the Administrative Agent, at its office in Charlotte, North Carolina at the address provided herein, for the account of each Bank in Dollars and in federal or other immediately available funds by 11:00 a.m., Charlotte, North Carolina time, on the date on which such payment is due, in all cases without any deduction or withholdings whatsoever, including any deduction or withholding for any setoff, recoupment, counterclaim or tax. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full. If such payments are not received by the Administrative Agent within five (5) Business Days after the due date thereof, such payments may be deducted by the Banks in accordance with Section 10.17, it being understood that the Banks' rights under Section 10.17 are in addition to all other rights the Banks' may have hereunder (including the ability to call an Event of Default pursuant to Section 8.01(a) immediately upon such non-payment).

         (b) Except with respect to payments of principal, interest and other amounts on Swingline Loans and reimbursements for advances in respect of Letters of Credit, all payments received by the Administrative Agent shall be remitted to the Banks on the Business Day on which such payments are received or deemed to be received by the Administrative Agent. With respect to payments of principal, interest and other amounts on Swingline Loans and reimbursements for advances in respect of Letters of Credit, all payments received by the Administrative Agent shall be remitted to the Swingline Bank on the Business Day on which such payments are received or deemed to be received by the Administrative Agent.

         SECTION 1.11.00  Increased Cost and Reduced Return.

         (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (i) shall subject such Bank (or its Applicable Lending Office) to any Tax with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                  (iii) shall impose on such Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then the Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by the Borrower under this Section 1.11, the Borrower may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank to make or continue Loans of the type with respect to which such compensation is requested, or to convert Loans of any other type into Loans of such type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 1.07 shall be applicable); provided that such suspension shall not affect the right of the Bank to receive the compensation so requested.

         (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable, law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

         (c) Any Bank claiming compensation under this Section 1.11 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder and the calculation and the basis therefor and shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 1.12.00  Illegality.

         Notwithstanding any provision in this Agreement to the contrary, if any Regulatory Change shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower and the Administrative Agent, such Bank may:

         (a) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

         (b) to the extent that maintenance of any Eurodollar Loan has been made unlawful, require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, whereupon all of such Eurodollar Loans shall be automatically converted to Base Rate Loans upon receipt by the Borrower of such notice and the Borrower shall make the payments, if any, required by Section 1.13.

         SECTION 1.13.00 Indemnity for Eurodollar Loans.

         The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment or conversion of any Eurodollar Loan required or permitted by any other provision of this Agreement if such Loan is prepaid or converted other than on the last day of the Interest Period for such Loan. Such loss shall be the difference as determined by such Bank between (a) the amount that would have been realized by such Bank for the remainder of such Interest Period for such Loan and (b) any lesser amount that would be realized by such Bank in reemploying such funds by purchasing on the date of prepayment or conversion a U.S. Treasury security in the principal amount prepaid or converted that matures on the last day of the Interest Period of the Loan being prepaid or converted. Without duplication of the foregoing indemnity payments, the Borrower shall indemnify each Bank against any actual loss or expense that such Bank may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Each Bank demanding indemnification under this Section 1.13 shall provide to the Borrower a statement, signed by an officer of such Bank, explaining the amount of any such loss or expense, which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

         SECTION 1.14.00  Taxes.

         (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided, that if the Borrower shall be required to deduct any Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Bank, the Swingline Bank or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) The Borrower shall indemnify the Administrative Agent, each Bank, the Swingline Bank and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Taxes paid by the Administrative Agent, such Bank, the Swingline Bank or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank, the Swingline Bank or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Bank, the Swingline Bank or the Issuing Bank, shall be conclusive absent manifest error.

         (c) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (d) Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Bank agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a participant, to the Bank from which the related participation shall have been purchased) two (2) duly completed copies of Internal Revenue Service Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement), as the case may be, or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Each such Foreign Bank shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a participant, on or before the date such participant purchases the related participation). In addition, each such Bank shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Bank. Each such Bank shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

         SECTION 1.15.00 Bank's Duty to Mitigate.

         (a) Each Bank agrees that, as promptly as practicable after it becomes aware of an event or existence of a condition which would cause it to be affected under Section 1.11 or 1.12, it will use all commercially reasonable efforts to make, fund or maintain its Loans through a different Applicable Lending Office, if as a result the effect of such event or condition on the Borrower under Section 1.11 or 1.12 would be materially reduced and will not, in the judgment of the Bank, be otherwise disadvantageous to it. If any Bank makes, funds or maintains its Loans through a different Applicable Lending Office, it shall, as between the Borrower and such Bank, be treated as if the Bank made the Loan and the Borrower and the Bank continue to be debtor and creditor with respect to such Loan. Such arrangement shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note.

         (b) If any Bank requests compensation under Section 1.11, or if the Borrower is required to pay any additional amount to any Bank or any Governmental Authority on the account of any Bank pursuant to Section 1.14, then the Borrower may, at its sole expense and effort, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.12) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank); provided, that (i) such Bank shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts) and (ii) in the case of a claim for compensation under
Section 1.11 or payments required to be made pursuant to Section 1.14, such assignment will not result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if , prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         SECTION 1.16.00  Pro Rata Treatment.

         Except with respect to Swingline Loans and except as otherwise provided in Sections 1.11, 1.12, 1.13, 1.14, 1.19 and 1.20, all payments and prepayments of principal and interest in respect of the Loans, all payments of Commitment Fees and all borrowings hereunder shall be made pro rata among the Banks in accordance with their respective Percentages.

         SECTION 1.17.00 Certain Notices.

         (a) Notices (which may be in writing or by telecopy, telex or telegraph, or by telephone, if immediately confirmed in writing, substantially in the form attached hereto as Exhibit I) (a "Notice of Borrowing") by the Borrower to the Administrative Agent of any terminations or reductions of the Commitments, of borrowings and prepayments of Loans, of the type of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. Charlotte, North Carolina time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, or prepayment or the first day of such Interest Period specified below (it being understood that notices received by the Administrative Agent after 11:00 a.m. Charlotte, North Carolina time shall be considered timely received on the next Business Day):

                                                              NUMBER OF BUSINESS
                        NOTICE                                    DAYS PRIOR
                        ------                                ------------------
               Voluntary termination or reduction of                2
               Commitment

               Borrowing or prepayment of Base Rate Loans           1

               Borrowing or prepayment of, or notification of       3
               duration of Interest Period for, Eurodollar
               Loans

               Borrowing of Swingline Loans                         0

               Issuance of Letter of Credit                         3

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing or prepayment shall specify the Loans to be borrowed or prepaid and the amount and type of the Loans to be borrowed or prepaid and the date of borrowing or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Borrower fails to select within the time period and otherwise as provided in this Section 1.17 the type of Loan or the duration of the Interest Period for any Eurodollar Loan, such Loan shall be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or will remain as, or will be made as, a Base Rate Loan.

         (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank by telephone, telex, or telecopy of the contents thereof, the amount of such Bank's portion of such Revolving Loan and the applicable interest rate. In the case of a Notice of Borrowing for a Base Rate Loan which is received by the Administrative Agent prior to 11:00 a.m., Charlotte, North Carolina time, the Administrative Agent shall provide such notice to each Bank not later than 12:00 p.m., Charlotte, North Carolina time on the day on which such notice is received. In the case of any other Notice of Borrowing which is received by the Administrative Agent prior to 12:00 p.m., Charlotte, North Carolina time, the Administrative Agent shall provide such notice not later than 1:00 p.m., Charlotte, North Carolina time, on the day on which such notice is received. Subject to the satisfaction of all conditions precedent thereto as set forth herein, each Bank shall, not later than 2:00 p.m., Charlotte, North Carolina time, on the date specified in the Notice of Borrowing, deposit to the Administrative Agent's Account, in federal or other immediately available funds, such Bank's Percentage of such Revolving Loan. Unless the Administrative Agent shall have received prior notice from a Bank (by telephone or otherwise, such notice to be promptly confirmed by telex, telecopy or other writing) that such Bank will not make available such Bank's Percentage of such Revolving Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of such Revolving Loan in accordance with this Section, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have made such amount available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such amount together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent (i) with respect to the Borrower, at the interest rate applicable at the time the type of Revolving Loan is chosen, or (ii) with respect to the Bank, at the Federal Funds Rate. Such payment by the Borrower, however, shall be without prejudice to its rights against such Bank. If such Bank shall repay to the Administrative Agent such amount together with interest, such amount so repaid shall constitute such Bank's Revolving Loan for purposes of this Agreement, which Revolving Loan shall be deemed to have been made by such Bank on the borrowing date applicable thereto, but without prejudice to the Borrower's rights against such Bank.

         SECTION 1.18.00  Extension of Commitment Termination Date.

         (a) The Borrower may request an extension of the initial Commitment Termination Date, or if previously extended, the then-applicable Commitment Termination Date, for an additional twelve (12) month period in the case of each such extension by delivering an irrevocable written notice to the Administrative Agent, accompanied by projections prepared by the Borrower with respect to such extension period containing such information as may be reasonably requested by the Administrative Agent (which notice, together with such projections, shall promptly be forwarded by the Administrative Agent to the Banks), not more than one hundred twenty (120) nor less than ninety (90) days prior to the first and second anniversaries of the Closing Date (any such request, an "Extension Request"). Upon receipt of such Extension Request, each Bank shall respond to the Borrower and the Administrative Agent in writing no later than sixty (60) days prior to such anniversary of the Closing Date, either irrevocably consenting to such Extension Request or declining to extend such Bank's Commitment. Any determination by any Bank to consent to an extension of the Commitment Termination Date shall be in its sole and absolute discretion and, subject to receipt by the Borrower and the Administrative Agent of such consent, there shall be no obligation on the part of any Bank hereunder, whether express or implied, to extend the Commitment Termination Date. Any Bank which fails to respond by the date set forth above shall be deemed to have declined the Extension Request. Upon receipt of the written consent to such Extension Request by the Borrower and the Administrative Agent from Banks holding 100% of the aggregate Commitments, the Administrative Agent shall notify the Borrower and the Banks that the Commitment Termination Date has been extended for an additional twelve (12) month period.

         (b) In the event any Bank shall fail to consent to an Extension Request within the time provided in paragraph (a) above (each such Bank, a "Non-Extending Bank"), the Borrower may obtain one or more other Banks or, with the consent of the Administrative Agent, one or more other purchasing Banks willing to replace such Non-Extending Bank (each such purchasing Bank, a "Replacement Bank"); provided that any replacement must occur on or prior to the anniversary of the Closing Date that precedes the then-effective Commitment Termination Date by one year. Any Non-Extending Bank that is being replaced shall assign its Loans and its Commitment hereunder to the applicable Replacement Bank upon not less than five (5) days' prior written notice from the Borrower in accordance with the assignment procedure set forth in Section 10.12 hereof; provided that the Borrower shall pay the administrative fee for such assignment to the Administrative Agent specified in Section 10.12. Upon receipt of duly executed Commitment Transfer Supplements with respect to the Commitments and outstanding Loans of each Non-Extending Bank and the satisfaction of the conditions set forth therein and in Section 10.12, the Administrative Agent shall notify the Borrower and the Banks that the Commitment Termination Date has been extended for an additional twelve (12) month period.

         (c) If the Borrower does not replace each Non-Extending Bank with one or more Replacement Banks assuming all of the Loans and Commitments of such Non-Extending Banks by the anniversary of the Closing Date that precedes the then-Effective Commitment Termination Date by one year, the Commitment Termination Date shall not be extended beyond its then-existing date unless the Borrower, the Administrative Agent and each of the Banks (other than any Non-Extending Banks) shall otherwise agree; provided that the Non-Extending Banks shall not be bound by any such agreement.

         SECTION 1.19.00  Additional Provisions Relating to Swingline Loans.

The Swingline Bank may, at any time, in its sole discretion, by written notice to the Borrower, the Administrative Agent and the Banks, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Base Rate Loan in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one (1) Business Day prior to the Commitment Termination Date and on the date of the occurrence of any Event of Default described in Section 8.01 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 8.02. Each Bank hereby irrevocably agrees to make its advance of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.02 are then unsatisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for a Base Rate Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Base Rate Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Group Member), then each Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing could otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participation interest in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its Percentage, provided that (a) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation interest is funded and (b) at the time any purchase of participation interests pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Bank, to the extent not paid to the Swingline Bank by the Borrower in accordance with the terms of Section 1.04, interest on the principal amount of participation interests purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation interests, at a per annum rate equal to the Federal Funds Rate.

         SECTION 1.20.00  Additional Provisions Relating to Letters of Credit.

         (a) Reports. The Issuing Bank will provide to the Administrative Agent and the Borrower at least monthly, and more frequently upon request, a detailed summary report on the Letters of Credit and the activity thereon, in form and substance acceptable to the Administrative Agent. In addition, the Issuing Bank will provide to the Administrative Agent and the Borrower for dissemination to the Banks at least quarterly, and more frequently upon request, a detailed summary report on the Letters of Credit and the activity thereon, including, among other things, the beneficiary, the face amount, and the expiry date. The Issuing Bank will provide copies of the Letters of Credit to the Administrative Agent and the Banks promptly upon request.

         (b) Participation. Each Bank, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Percentages of the Banks) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit, each Bank shall pay to the Issuing Bank its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as provided herein.

         (c) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Bank will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Bank that the Borrower intends to otherwise reimburse the Issuing Bank for such drawing, the Borrower shall be deemed to have requested that the Banks make a Revolving Loan in the amount of the drawing as provided in subsection (d) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Bank on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Administrative Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the Administrative Agent, who will in turn promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Administrative Agent for the account of the Issuing Bank in U.S. Dollars and in immediately available funds, the amount of such Bank's Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Bank if such notice is received at or before 2:00 P.M. Charlotte, North Carolina time otherwise such payment shall be made at or before 12:00 Noon Charlotte, North Carolina time on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Bank in full upon such request, such Bank shall, on demand, pay to the Administrative Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Bank is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate. Each Bank's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Bank to the Issuing Bank, such Bank shall, automatically and without any further action on the part of the Issuing Bank or such Bank, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Bank) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

         (d) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Banks that a Revolving Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan comprised of Base Rate Loans shall be immediately made to the Borrower by all Banks (notwithstanding any termination of the Commitments pursuant to Section 8.02) pro rata based on the respective Percentages of the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 8.02) and the proceeds thereof shall be made directly to the Issuing Bank for application to the respective LOC Obligations. Each such Bank hereby irrevocably agrees to make its pro rata share for each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Bank such participation in the outstanding LOC Obligations as shall be necessary to cause each such Bank to share in such LOC Obligations ratably based upon the respective Percentages of the Banks (determined before giving effect to any termination of the Commitments pursuant to Section 8.02), provided that in the event such payment is not made on the day of drawing, such Bank shall pay in addition to the Issuing Bank interest on the amount of its unfunded participation interest at a rate equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate, and thereafter at the Base Rate.

         (e) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

         (f) Uniform Customs and Practices. The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or the ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

         (g) Indemnification; Nature of Issuing Bank's Duties.

                  (i) In addition to its other obligations under this Section 1.20, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between the Borrower and the Issuing Bank, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Bank shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Bank's rights or powers hereunder.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Bank under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Bank against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all Government Acts. The Issuing Bank shall not, in any way, be liable for any failure by the Issuing Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Bank.

                  (iv) Nothing in this subsection (g) (except as provided in clause (v) below), is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (g) shall survive the termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Bank to enforce any right, power or benefit under this Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (g), the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank
         (A) arising solely out of the negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or
         (B) caused by the Issuing Bank's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

         (h) Responsibility of Issuing Bank. It is expressly understood and agreed that the obligations of the Issuing Bank hereunder to the Banks are only those expressly set forth in this Agreement and that the Issuing Bank shall be entitled to assume the conditions precedent set forth in Section 3.02 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 1.20 shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this Section 1.20 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Bank.

         (i) Conflict with LOC Documents. In the event of any conflict between this Agreement and any LOC Document (including any letter of credit application), this Agreement shall control.

                                   ARTICLE II
                            COLLATERAL AND GUARANTIES

         SECTION 2.01. 00 Collateral.

         The Loan and all other Obligations shall be:

         (a) secured by a first priority, perfected security interest in all of the issued and outstanding Capital Securities of FECR (the "Collateral") pursuant to a Pledge Agreement substantially in the form attached hereto as Exhibit C. Notwithstanding the foregoing, such pledge shall be released on the later of (i) the second anniversary of the Closing Date and (ii) the last day of the second consecutive quarter in which the Leverage Ratio has been less than 2.25x, provided, however, that if the Leverage Ratio is greater than or equal to 2.25x at any time after such pledge has been released, the Borrower shall re-pledge the Collateral to the Banks and take all actions necessary to effect such pledge; and

         (b) subject to a negative pledge pursuant to Section 6.01 below.

         SECTION 2.02.00  Guaranty.

         Payment of the Obligations shall be unconditionally guaranteed, jointly and severally, by each Group Member (other than the Borrower) pursuant to, and as more specifically set forth in, a guaranty agreement substantially in the form of Exhibit D hereto (the "Guaranty Agreement").

         SECTION 2.03.00 Loan Documents.

         The Borrower agrees to execute and deliver, or cause to be executed and delivered, all Loan Documents and other instruments, in form and substance satisfactory to the Administrative Agent and its counsel, reasonably necessary or desirable, in the opinion of such counsel, to evidence the Loans and the guaranties thereof, at such time or times as the Administrative Agent requests.

                                   ARTICLE III
                              CONDITIONS OF LENDING

         SECTION 3.01.00 Initial Loans.

         In addition to the conditions precedent in Section 3.02, the obligations of the Banks to make initial Loans under this Agreement on or after the Closing Date hereunder are subject to the following conditions precedent:

         (a) Satisfaction of each of the conditions set forth on Exhibit E hereto, the satisfaction of which shall be determined by the Banks and the Administrative Agent in their sole discretion.

         (b) All legal matters incident to this Agreement and the Loans shall be reasonably satisfactory to Hunton & Williams, special counsel for the Administrative Agent.

         SECTION 3.02.00 All Loans.

         As conditions to each Loan to be made hereunder:

         (a) The Administrative Agent or Swingline Bank, as the case may be, shall have received a notice of such Loan as required by Section 1.02.

         (b) On and as of the date of such Loan, both before and after giving effect to such Loan and applying the proceeds thereof:

                  (i) each representation and warranty set forth in Article IV shall be true and correct in all material respects, as determined by the Administrative Agent, it being understood that the representations and warranties set forth in Sections 4.04 and 4.05 shall be deemed to apply to the most recent financial statements furnished pursuant to the terms hereof by the Borrower to the Banks prior to such Loan and that the representations and warranties shall be deemed to be updated by any disclosures made to the Administrative Agent and the Banks after the Closing Date that the Majority Banks have expressly consented to for purposes of this Section 3.02(b)(i); and

                  (ii) the Borrower shall be in compliance with all the terms and provisions of this Agreement on its part to be observed or performed, and no Default shall have occurred and be continuing.

         (c) Such Loan will not contravene any Legal Requirement applicable to the Administrative Agent or any Bank.

The Borrower shall be deemed to make representations and warranties on the date of each Loan as to the matters specified in paragraph (b) of this Section.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Banks to enter into this Agreement and to make Loans hereunder, the Borrower (as to itself and the other Group Members) represents and warrants to the Administrative Agent and to each of the Banks that:

         SECTION 4.01.00  Organization; Powers; Qualification.

         The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of Florida, (b) has the power and authority to own its properties and to carry on its businesses as now conducted, (c) is qualified to do business in the jurisdictions indicated on Schedule 4.01, (d) is not required to be qualified in any other jurisdiction where the failure to be so qualified would have a Material Adverse Effect, and (e) has the power to execute, deliver and perform its obligations under this Agreement, to borrow hereunder and to execute and deliver the Notes and the other Loan Documents and to perform its obligations thereunder.

         SECTION 4.02.00 Authorization; Enforceability.

         The execution, delivery and performance of this Agreement, the borrowings hereunder, the execution, delivery and performance of the Notes and the other Loan Documents and the transactions contemplated hereby and thereby
(a) have been duly authorized by all requisite action on the part of the Borrower and the other Group Members and (b) will not (i) violate (A) any provision of law, the Organizational Documents of the Borrower or any other Group Member or

(B) any applicable order of any Governmental Authority, (ii) violate, conflict with, breach or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note, instrument or other agreement to which the Borrower or any other Group Member is a party or by which the Borrower or any other Group Member or any of their respective property is bound or (iii) except for the Permitted Liens, result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of the Borrower or any other Group Member. This Agreement has been duly executed and delivered by the Borrower and constitutes, and the Notes and the other Loan Documents to which the Borrower or any other Group Member is a party when executed and delivered will constitute, legal, valid and binding obligations of the Borrower and such Group Members, as applicable, enforceable against such parties in accordance with their respective terms, except as may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (b) general principles of equity (whether considered in a proceeding in at law or in equity).

         SECTION 4.03.00 Consents and Approvals.

         No action, consent or approval of, or registration or filing with, or any other action by the STB, the FRA, the Securities and Exchange Commission or any other Governmental Authority or of stockholders of any Group Member is required to effect (a) the execution, delivery and performance by the Borrower of this Agreement, the borrowings hereunder or the execution, delivery and performance of the Notes or any other Loan Document to which it is a party or
(b) the execution, delivery and performance by each Group Member of each Loan Document to which it is a party.

         SECTION 4.04.00 Financial Statements.

         (a) The Borrower has heretofore furnished the following financial statements relating to the operations of the Consolidated Group prior to the Closing Date to each of the Banks: (i) the audited consolidated balance sheet of the Consolidated Group as of December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Consolidated Group for the fiscal year then ended, certified by KPMG LLP, independent public accountants, and (ii) the unaudited consolidated balance sheet of the Consolidated Group as of December 31, 2000, and the related consolidating statements of income, retained earnings and cash flows of the Consolidated Group for the fiscal year then ended, duly certified by the chief financial officer of the Borrower. Such financial statements fairly present the consolidated and consolidating financial condition of the Consolidated Group as of the dates thereof and the consolidated and consolidating results of the operations of the Consolidated Group for the periods covered thereby and are complete and correct in all material respects. All such financial statements were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis (subject, in the case of such interim statements, to the omission of footnotes and normal year-end audit adjustments).

         (b) The Borrower has heretofore furnished the following pro forma financial statements and projections relating to the operations of the Borrower Group after the Closing Date to each of the Banks: (i) the pro forma balance sheet of the Borrower Group dated as of December 31,

2000, and (ii) the pro forma cash flow projections of the Borrower Group for the fiscal years ending in December 2001 through December 2004, copies of which are attached to the Certificate Regarding Solvency being delivered on the Closing Date. Such pro forma balance sheet shows in all material respects the projected assets and liabilities of and shareholders equity in the Borrower Group immediately upon giving effect to the transactions contemplated by the EPIK Capitalization Plan and the making of the initial Loans hereunder. Immediately after the consummation of the transactions contemplated by the EPIK Capitalization Plan and this Agreement, the fair market value of the properties and assets of the Borrower Group will not, in the aggregate, be materially less than the amounts reflected on such pro forma opening balance sheet. The pro forma cash flow statements are a reasonable projection of the cash flows of the Borrower Group, in each case after giving effect to the transactions contemplated by the EPIK Capitalization Plan and this Agreement. Such pro forma balance sheet and pro forma cash flow projections are based on information available to the Borrower, which includes without limitation the financial information described in Section 4.04(a), historical financial statements and records of the Borrower, and the assumptions described in the notes accompanying such pro forma financial statements, all of which are reasonable.

         (c) The financial statements, if any, that the Borrower has most recently delivered to each of the Banks pursuant to Section 5.06 (relating to the operations and financial condition of the Consolidated Group and EPIK after the Closing Date) fairly present the consolidated and consolidating financial condition of the Consolidated Group and EPIK as of the dates thereof and the consolidated and consolidating results of the operations of the Consolidated Group and EPIK for the periods covered thereby and are complete and correct in all material respects. All such financial statements were prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis (subject, in the case of such interim statements, to the omission of footnotes and normal year-end audit adjustments).

         SECTION 4.05.00  No Material Adverse Change.

         There has been no material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects, results of operations or business prospects of the Borrower Group taken as a whole or FECR since December 31, 1999.

         SECTION 4.06.00 Borrower Group.

         (a) Set forth on Schedule 4.06 is a complete and accurate list of each Group Member (other than the Borrower) on the date hereof, showing as to each such Group Member, the jurisdiction of its organization, its type of entity, its principal place of business, the nature of its primary business, its federal employer identification number, and its ownership structure. All the outstanding Capital Securities of each Group Member have been validly issued, are fully paid and nonassessable and are owned free and clear of all Liens except Permitted Liens. Each owner of Capital Securities indicated on Schedule 4.06 has the unrestricted right to vote, and (subject to limitations imposed by applicable law and this Agreement) to receive dividends and distributions on, such Capital Securities.

         (b) Each Group Member (other than the Borrower) is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is the type of entity described in Schedule 4.06, (ii) has the power and authority to own its properties and to carry on its businesses as now conducted, (iii) is qualified to do business in every jurisdiction where such qualification is necessary and failure to qualify would have a Material Adverse Effect and (iv) has the power to execute, deliver and perform its obligations and to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.

         SECTION 4.07.00  Litigation.

         Except as set forth in Schedule 4.07, as supplemented pursuant to
Section 5.09, there is no action, suit or proceeding at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any other Group Member or any property or rights of the Borrower or any Group Member that, if adversely determined (independently or collectively), could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08.00 Tax Returns.

         Except as set forth in Schedule 4.08, the Borrower and the other Group Members have filed or caused to be filed all material federal, state and local tax returns that are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by any of them to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings (including informal dispute resolution with appropriate authorities) and with respect to which the Borrower or such Group Member, as the case may be, has set aside adequate reserves.

         SECTION 4.09.00  Properties.

         Except as disclosed in Schedule 4.09, the Borrower and the other Group Members have good and marketable title (subject to Permitted Liens) (whether fee simple, leasehold, easement, licenses or indefeasible rights to use, in the case of real property) to all of their properties and assets reflected on the consolidated balance sheet of the Consolidated Group dated December 31, 2000, referred to in Section 4.04, except for such properties and assets as have been disposed of since such date as no longer necessary in the conduct of its business or as have been disposed of in the ordinary course of business. The Borrower and the other Group Members have good and marketable title (whether fee simple, leasehold, easement, licenses or indefeasible rights to use, in the case of real property) to all their respective properties and assets and own all such properties and assets, free and clear of any Liens except Permitted Liens.

         SECTION 4.10.00  Employee Benefit Plans.

         Schedule 4.10 sets forth a true and complete list of each Plan that the Borrower or any other Group Member maintains, or expects to maintain, or to which the Borrower or any other Group Member is, or is expected to be, required to make any contribution. The Borrower, the other Group Members and each Plan are in compliance in all material respects with the applicable provisions of law, including the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan administered by the Borrower or any other Group Member or any administrator designated by the Borrower or any other Group Member. The Borrower and each other Group Member have met their minimum funding requirements under ERISA and the Internal Revenue Code with respect to all Plans and have not incurred any material liability to the PBGC, any Multiemployer Plan or any entity succeeding to any or all of their functions under ERISA in connection with any such Plan. Except for the continued coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 and subsequent legislation and as disclosed in Schedule 4.10, the Borrower and the other Group Members are not obligated to provide medical benefits, hospitalization benefits or benefits under any other employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) to any former employee or the spouse or dependent of any former employee.

         SECTION 4.11.00 Government Regulation.

         Neither the Borrower nor any other Group Member is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Investment Company Act of 1940 (as any of such acts may be amended) or any other law (other than Regulation X and as described in the following sentence) that regulates the incurring by the Borrower or any other Group Member of indebtedness. The Borrower and certain Group Members are subject to regulation under Subtitle IV of Title 49 of the United States Code; however, such act does not require any governmental action with respect to, or prohibit, the Borrower's entering into this Agreement or the other Loan Documents, the guaranty of the Obligations by the other Group Members or the acceptance or repayment of the Loans in accordance with the terms hereof.

         SECTION 4.12.00 Margin Stock.

         The aggregate value of Margin Stock at any time owned or held by the Group Members shall not exceed an amount equal to 25% of the value of all assets subject at such time to any "arrangement" (as such term is used in the definition of "indirectly secured" in Section 221.2 of Regulation U) hereunder or under any of the other Loan Documents.

         SECTION 4.13.00 SEC Filings.

         The Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, such reports and statements complied with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.14.00 Necessary Rights.

         Each of the Borrower and the other Group Members possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, service marks, trademark applications, trade names, technology, processes and permits and other governmental approvals and authorizations to conduct its business. There are no existing or, to the knowledge of the Borrower, threatened claims of any Person based on the use of such permits, patents, trademarks, trade names, copyrights, technology and processes by the Borrower or any other Group Member and to the knowledge of the Borrower, no such use infringes on the rights of any Person which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.15.00 Hazardous Wastes.

         Except as set forth in Schedule 4.15, all land owned, leased or used by the Borrower or any other Group Member is free from reportable quantities of Hazardous Wastes, and no portion of such land would subject any Borrower or other Group Member to liability, in either case which could reasonably be expected to have a Material Adverse Effect under federal, state or local law or regulation because of the presence of stored, leaked or spilled Toxic Substances or Hazardous Wastes, underground storage tanks, "asbestos" (as defined in 40 C.F.R. ss. 61.141) or the past or present accumulation, spillage or leakage of any such substance, nor has the Borrower or any other Group Member arranged for disposal or treatment (or arranged with a transporter for transport for disposal or treatment) of any such substance to any other location except in compliance in all material respects with Environmental Laws. Except with respect to investigations and remediations relating to the matters set forth in Schedule 4.15, neither the Borrower nor any other Group Member has received any notice from the Environmental Protection Agency or any other Governmental Authority alleging that it is a "responsible party" which could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.16.00 No Brokers or Finders.

         No broker or finder brought about or contributed to the obtaining, making or closing of the Loans made pursuant to this Agreement, and the Borrower has no obligation to any person in respect of any finder's or brokerage fees in connection with the Loans contemplated by this Agreement except for the fees payable to the Administrative Agent and the Banks hereunder and pursuant to the Administrative Agent's Fee Letter.

         SECTION 4.17.00  No Default of Debt; Solvency.

         (a) After giving effect to the transactions contemplated by this Agreement, neither the Borrower nor any other Group Member is in default of any Debt in excess of $500,000 and no holder of any such Debt has given notice of an asserted default thereunder. Except as permitted under Section 6.03, no liquidation, dissolution or other winding up of the Borrower or any other Group Member and no bankruptcy or similar proceedings relative to them or their property are pending or, to the knowledge of the Borrower, threatened against them.

         (b) On the date hereof, each of the Borrower and the other Group Members is, and after consummation of the transactions contemplated by this Agreement and the Guaranty Agreements and after giving effect to all Debt incurred (assuming the entire Commitment is fully advanced on the Closing Date) by the Borrower and the other Group Members in connection herewith and therewith will be, Solvent.

         SECTION 4.18.00  Agreements.

         Except as set forth in Schedule 4.18, neither the Borrower nor any other Group Member is a party to any agreement or instrument or subject to any provision in its Organizational Documents that could reasonably be expected to have a Material Adverse Effect or conflict with or constitute a Default under this Agreement or any other Loan Document. Neither the Borrower nor any other Group Member is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party in any manner that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.19.00 Compliance with Law.

         Each of the Borrower and the other Group Members has complied with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority where the failure to comply could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.20.00 Labor Controversies.

         Schedule 4.20 lists each of the collective bargaining agreements to which any of the Borrower and the other Group Members is a party. Except to the extent set forth in Schedule 4.20, as supplemented pursuant to Section 5.10, each of the Borrower and the other Group Members (a) is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours where the failure to comply could reasonably be expected to have a Material Adverse Effect, and is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect, (b) is not the subject of any labor strike, slowdown, stoppage or material dispute actually pending, threatened or otherwise affecting it, and
(c) is not the subject of or otherwise involved in any grievance or any arbitration proceeding arising out of and under a collective bargaining agreement that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.21. 00 No Material Misstatements.

         All information, financial statements and documents furnished to the Administrative Agent and the Banks in connection herewith are complete and accurate in all material respects. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Bank in connection with the negotiation, execution, delivery or performance of this Agreement, any Note or any other Loan Document hereunder, or any schedule hereto or thereto contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no event or fact that the Borrower has not disclosed to the Banks that causes a Material Adverse Effect or, so far as the Borrower can now foresee, is likely to cause a Material Adverse Effect.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with the Administrative Agent and the Banks that until the Repayment Date, unless the Majority Banks otherwise consent in writing, as follows:

         SECTION 5.01.00 Corporate Existence and Maintenance of Properties.

         The Borrower shall, and shall cause each of the other Group Members to, do or cause to be done all things necessary to preserve, maintain, renew and keep in full force and effect its corporate existence (except as permitted under Section 6.03), material rights, licenses, permits and franchises; conduct its business in substantially the same manner as heretofore conducted; at all times maintain and preserve all property used or useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.02.00 Compliance with Laws.

         The Borrower shall, and shall cause each of the other Group Members to, do or cause to be done all things necessary to comply with all laws and regulations applicable to it where the failure to comply could reasonably be expected to have a Material Adverse Effect, including without limitation the following:

         (a) STB and FRA Filings. The Borrower shall make, and shall cause each of the other Group Members to make, on a timely basis, all filings, if any, it is required to make with the STB and FRA.

         (b) ERISA. The Borrower shall comply, and shall cause each of the other Group Members to comply, in all material respects with the applicable provisions of ERISA and as soon as possible, and in any event within ten (10) days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, the Borrower shall deliver to the Administrative Agent a statement signed by the chief financial officer of the Borrower setting forth details describing such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any Reportable Event, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 12 of the Internal Revenue Code or Section 302 of

         ERISA shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue
         Code);

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal by the Borrower or any ERISA Affiliate under Section 4203 or 4205 of ERISA from a Multiemployer Plan, or receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A or ERISA;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

                  (vi) the present value of liabilities of any Plan being materially greater than the fair market value of the Plan's assets.

         (c) Environmental Laws. The Borrower shall, and shall cause each of the other Group Members to, comply in all material respects with all Environmental Laws. In furtherance of such covenant, the Borrower agrees as follows:

                  (i) The Borrower shall not, and shall not permit any other Group Member or any subtenant, licensee, occupant or any other parties (collectively, the "Occupants") using any real estate owned, leased or used by the Borrower or any other Group Member (the "Property"), to conduct any activity at or near the Property, except for the operation of the Borrower's and the other Group Members' and Occupants' business in the ordinary course in compliance with Environmental Laws, which could lead to (A) the imposition of any liability on the Borrower or any other Group Member or other subsequent or former owner of the Property under any Environmental Laws which could reasonably be expected to have a Material Adverse Effect or (B) the creation of a lien on the Property under any Environmental Laws securing a liability of the type described in the preceding clause (A).

                  (ii) The Borrower shall, and shall cause each of the other Group Members and the Occupants to, obtain and maintain all licenses, permits, or other governmental or regulatory actions necessary to comply in all material respects with all Environmental Laws, including without limitation environmental event response capability relating to FECR's chemical traffic. Further, the Borrower shall (A) promptly notify the Administrative Agent and the Banks in the event of any discharge, release or spillage of Hazardous Wastes or Toxic Substances at the Property which could reasonably be expected to have a Material Adverse Effect and that has not previously been disclosed pursuant to Section 4.15 and (B) promptly forward to the Administrative Agent and the Banks copies of all orders, notices, permits, applications or other communications and reports in connection with any such discharge, release or spillage of Hazardous Wastes or Toxic Substances at or from the Property that has not previously been disclosed pursuant to Section 4.15 and shall give prompt written notice of any assertion of material liability by a third party, or of any condition or event which reasonably could be expected to give rise to a claim by such third party against the Administrative Agent or any Bank.

                  (iii) If at any time the Administrative Agent has reasonable cause to believe there are Hazardous Wastes or Toxic Substances upon the Property in quantities imposing material risks that have not previously been disclosed in writing to the Administrative Agent and the Banks, the Borrower shall, at the request of the Administrative Agent, promptly obtain at the Borrower's cost an environmental site assessment or environmental audit report from a firm acceptable to the Administrative Agent and the Banks, to assess with a reasonable degree of certainty (A) the presence of any Hazardous Wastes or Toxic Substances and (B) the cost in connection with the abatement, cleanup or removal of such. If the Borrower refuses or fails to comply with such request or such environmental site assessment or environmental audit report is not delivered to the Administrative Agent within 90 days after the date of request, the Administrative Agent may obtain such environmental site assessment or environmental audit report at the Borrower's cost.

                  (iv) In the event any investigation, monitoring, cleanup, containment, restoration, removal or other remedial work (collectively "Remedial Work") of Hazardous Wastes or Toxic Substances at, on or under the Property is required of the Borrower or any other Group Member by a Governmental Authority under any Environmental Law, then the Borrower shall perform or cause to be performed the Remedial Work in compliance with applicable Environmental Laws.

                  (v) The Borrower acknowledges that the Administrative Agent and the Banks have entered into this Agreement and made the Loans in reliance upon the Borrower's representations and warranties in Section
         4.15 and its covenants in this Section 5.02(c). Accordingly, the Borrower hereby agrees that the Borrower shall be liable for all costs and expenses incurred by or asserted against the Administrative Agent or any Bank arising under violations of the terms of this Section 5.02(c) or a breach of any representation or warranty contained in
         Section 4.15 of this Agreement. All of the representations and warranties contained in Section 4.15 and the Borrower's covenants under this Section 5.02(c) shall survive the Repayment Date.

                  (vi) Any amounts disbursed by the Administrative Agent pursuant to the provisions of this Section 5.02(c) shall be added to, and deemed a part of, the Obligations, and shall bear interest from the date of the disbursements thereof at the rates specified herein, and shall, together with the interest thereon, be payable by the Borrower on demand.

         (d) SEC Filings. The Borrower shall make, on a timely basis, all of the filings it is required to make with any securities exchange or with the Securities and Exchange Commission, including, but not limited to, annual, quarterly and special reports (including 8-K, 10-K and 10-Q reports).

         SECTION 5.03.00  Insurance.

         The Borrower shall maintain, and shall cause each of the other Group Members to maintain, insurance with financially sound insurance companies or associations, in such amounts and covering such risks as is usually carried by companies engaged in the same or similar businesses and owning similar properties in the same general areas in which the Borrower and each of the other Group Members operates and furnish to the Administrative Agent, upon request, full information (including certificates and originals or certified copies of the policies) as to the insurance carried.

         SECTION 5.04.00 Obligations and Taxes.

         The Borrower shall settle, and shall cause each of the other Group Members to settle, all car hire and interline accounts in a timely and customary manner. The Borrower shall pay, and shall cause each of the other Group Members to pay, all of its Debt and obligations in a timely and customary manner and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default or delinquent, as the case may be, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to become a Lien upon such properties or any part thereof; provided, however, that neither the Borrower nor any other Group Member shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof is contested in good faith by appropriate proceedings (including informal dispute resolution with appropriate authorities) and the Borrower or such other Group Member, as the case may be, sets aside adequate reserves therefor.

         SECTION 5.05.00  Accounting Methods and Financial Records.

         The Borrower shall maintain, and shall cause each other Group Member to maintain, a system of accounting and financial records in accordance with Generally Accepted Accounting Principles, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (a) the preparation of financial statements required to be delivered pursuant to Section 5.06 and (b) the determination of the Borrower's compliance with the terms of this Agreement. All financial reports and projections furnished by the Borrower to the Administrative Agent and the Banks pursuant to this Agreement shall be prepared in such form and such detail as shall be reasonably satisfactory to the Administrative Agent and the Banks, shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied.

         SECTION 5.06.00  Financial Statements, Certificates and Reports.

         The Borrower shall furnish to the Administrative Agent and the Banks:

         (a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, copies of consolidated and consolidating balance sheets of the Consolidated Group (including EPIK) as of the end of such quarter and copies of the related statements of earnings and cash flows of the Consolidated Group (including EPIK) for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of the Borrower as being true, correct and complete in all material respects and being prepared in accordance with Generally Accepted Accounting Principles, subject to normal year-end audit adjustments and the omission of footnotes;

         (b) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Borrower, copies of the consolidated and consolidating balance sheets of the Consolidated Group (including EPIK) as of the close of such fiscal year and consolidated and consolidating statements of earnings and cash flows of the Consolidated Group and EPIK for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of KPMG LLP, or any successor accounting firm or any other independent public accountants selected by the Borrower and satisfactory to the Banks, to the effect that such consolidated financial statements of the Consolidated Group and financial statements of EPIK have been prepared in accordance with Generally Accepted Accounting Principles consistently maintained and applied (except for changes in accounting principles required by the Financial Accounting Standards Board or American Institute of Certified Public Accountants as disclosed therein) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

         (c) Annual Budget. As soon as available and in any event within thirty
(30) days after adoption or approval by the Borrower's board of directors (but not later than April 15 of each year), copies of the annual budget for the Borrower Group.

         (d) SEC Filings. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports (including, without limitation, Borrower's 8-K, 10-K, and 10-Q reports), proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Group Members;

         (e) Audit Reports. Promptly upon receipt thereof, copies of material financial statements of, and material reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (f) Accountants Certificates. Within the period provided in paragraph
(b) above, a certificate of the accountants who render an opinion with respect to such financial statements (i) stating that they have reviewed the Compliance Certificate prepared by the Borrower setting forth the Borrower's calculation of the covenants set forth in Article VII of this Agreement based on such financial statements and that such calculations are reasonable and (ii) stating that, in making the examination necessary for their report on such financial statements, nothing came to their attention that caused them to believe that, as of the date of such financial statements, the Company failed to comply with the terms, covenants, provisions or conditions of this Agreement insofar as they relate to accounting matters or, if such is not the case, specifying any Default and its nature, when it occurred and whether it is continuing;

         (g) Compliance Certificate. As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year and within ninety (90) days after the end of the fourth quarter of each fiscal year of the Borrower hereafter, a Compliance Certificate;

         (h) Traffic Summaries. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower hereafter, an annual Traffic Summary;

         (i) STB and FRA Filings. As soon as available and in any event within ten (10) days after the filing thereof, copies of all material filings and reports filed by the Borrower or any other Group Member with the STB and the FRA, excluding routine filings and reports in the ordinary course of business;

         (j) Notices of Discrepancies. Immediately after Borrower's discovery thereof, written notice of any inaccuracy or incorrect statement contained in any of the foregoing that is material or that changes any of the financial calculations under this Agreement, including a statement containing the correct information required; and

         (k) Other Information. Such other information concerning the business, properties or financial condition of the Borrower and the other Group Members as the Administrative Agent may reasonably request.

         SECTION 5.07.00 Access to Property and Records.

         The Borrower shall permit, and shall cause each other Group Member to permit, representatives of the Administrative Agent and the Banks to have reasonable access to the financial records and the premises of the Borrower and each other Group Member at reasonable times and to make copies of such records and, upon request of the Administrative Agent, to provide the Administrative Agent and the Banks with copies of all material contracts and agreements with other rail carriers and/or shippers and all agreements between and among the

Borrower and affiliates, including material management agreements, marketing agreements, transportation agreements and tax sharing agreements.

         SECTION 5.08.00 Notice of Default.

         The Borrower shall give the Administrative Agent and each Bank prompt written notice of any Default, which shall indicate the Borrower's evaluation thereof and its plans, if any, for the cure thereof.

         SECTION 5.09.00 Notice of Litigation and Other Actions.

         The Borrower shall deliver or cause to be delivered to the Administrative Agent and each Bank, promptly after learning of the occurrence thereof, (a) notice of the institution of or threat of, any action, suit, proceeding, governmental investigation (including actions by the STB, the FRA and the Securities and Exchange Commission) or arbitration against or affecting the Borrower or any other Group Member not previously disclosed to the Administrative Agent and the Banks pursuant to Section 4.07 or this Section 5.09, that could reasonably be expected to have a Material Adverse Effect and
(b) a description of any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed hereunder.

         SECTION 5.10.00 Notice of Strikes, Labor Controversies, etc..

         The Borrower shall deliver or cause to be delivered to the Administrative Agent and each Bank, promptly after learning of the occurrence of any event described in Section 4.20 that has not previously been disclosed in writing to the Administrative Agent and the Banks, (a) notice of such event, (b) the Borrower's assessment of the effect such event is likely to have on the financial condition of the Borrower and the other Group Members during the following sixty days, (c) the Borrower's general plan for minimizing the adverse effects of such event and (d) a description of any material development in any such event.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         The Borrower covenants and agrees with the Administrative Agent and the Banks, until the Repayment Date, unless the Majority Banks otherwise consent in writing, as follows:

         SECTION 6.01.00  Liens.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member, directly or indirectly, to create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive income; provided that the foregoing restrictions shall not apply to the following Liens ("Permitted Liens"):

         (a) for taxes, assessments or governmental charges or levies on its property if they (i) are not delinquent at the time or (ii) thereafter can be paid without penalty and are being contested in good faith and by appropriate proceedings (including informal dispute resolution with appropriate authorities) and with respect to which it has set aside adequate reserves in accordance with Generally Accepted Accounting Principles;

         (b) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens, that arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith and by appropriate proceedings (including informal dispute resolution with appropriate authorities) and with respect to which it has set aside adequate reserves in accordance with Generally Accepted Accounting Principles;

         (c) arising in the ordinary course of business out of pledges or deposits under workmen's compensation laws, unemployment insurance, pensions, or other social security or retirement benefits, or similar legislation;

         (d) incidental to the conduct of its business or the ownership of its property and assets (such as easements, zoning restrictions, trackage rights, interchange agreements, crossing agreements, leases, licenses, and restrictive covenants) not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (e) arising out of pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases (other than Capital Leases) to which the Borrower or any other Group Member is a party in the ordinary course of business;

         (f) in respect of property acquired or constructed by it after the date hereof, including, without limitation, property of Subsidiaries acquired after the date hereof, which Liens (including Capitalized Lease Obligations) exist or are created at the time of acquisition or completion of construction of such property or within thirty (30) days thereafter, to secure Debt assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, but any such Liens shall cover only the property so acquired or constructed and the aggregate amount secured by such Liens shall not exceed $10,000,000 at any time outstanding; and

         (g) in respect of property securing Non-recourse Debt of Flagler, but any such Liens shall cover only the property of the project to which such Non-recourse Debt relates and the aggregate amount secured by such Liens shall not exceed $250,000,000 at any time outstanding.

         SECTION 6.02.00  Debt.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member, directly or indirectly, to create, incur, assume or suffer to exist any Debt, except (a) Debt hereunder and under the Loan Documents in respect of the Notes, (b) Debt between and among Group Members, (c) equipment acquisition financing, the aggregate amount of which shall not exceed $10,000,000 and (d) with respect to Flagler, Non-recourse Debt, the aggregate amount of which shall not exceed $250,000,000.

         SECTION 6.03.00 Liquidation, Sale of Assets and Merger.

         (a) Except as otherwise provided herein, the Borrower shall not, and shall not cause, permit or suffer any other Group Member to, (i) sell, lease, transfer or otherwise dispose of any portion of its properties and assets to any Person (other than in the ordinary course of business) or (ii) liquidate or discontinue its business; provided, however, that (w) any Group Member (other than the Borrower) may sell, lease or transfer all or substantially all of its assets to the Borrower or another Group Member and the Borrower may acquire (for an amount not exceeding the fair market value thereof) all or substantially all of the properties and assets of the other Group Member so to be sold, leased or transferred to it, if immediately before and after giving effect to such sale, lease or transfer, no Default shall have occurred and be continuing, (x) any Group Member may sell assets that are obsolete or no longer used or useful in its business, (y) the Borrower may make transfers to EPIK in connection with the EPIK Capitalization Plan; provided that the fair market value of any assets or properties transferred by the Borrower or any other Group Member to EPIK in connection with the EPIK Capitalization Plan shall not exceed $100,000,000 in the aggregate and the book value of such assets or properties shall not exceed $25,000,000 in the aggregate and (z) any Group Member may sell other assets, provided that (A) immediately prior to such sale, no Default shall have occurred and be continuing, (B) immediately after giving effect to such sale, no Default shall have occurred or be continuing, and (C) the aggregate fair market value of all such other assets sold during any fiscal year shall not exceed $10,000,000.

         (b) The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, merge or consolidate with or into any other Person or, subject to Section 6.04(a) below, acquire all or substantially all the equity securities, properties or assets of any other Person, except that any Group Member (other than the Borrower) may be merged into, or consolidated with, the Borrower or another Group Member, if immediately before and after giving effect to such sale, lease or transfer, no Default shall have occurred and be continuing.

         SECTION 6.04.00 Acquisitions and Investments.

         (a) The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, directly or indirectly, make any Acquisition or enter into any agreement to make any Acquisition for consideration consisting of cash or cash equivalents, common stock of the Borrower (valued at the market value thereof as of the date of issuance thereof), other securities or properties of the Borrower or any other Group Member (valued in good faith by the board of directors of the Borrower), the assumption of any debt (valued at the principal amount thereof), any other consideration (valued in good faith by the board of directors of the Borrower) or any combination of the foregoing; except that the Borrower or any other Group Member may make Acquisitions provided that (i) immediately prior to such Acquisition, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such Acquisition, no Default shall have occurred or be continuing, (iii) the aggregate value of all cash consideration (and assumed liabilities) for all Acquisitions and other investments permitted under Section 6.04(b)(xii) made during the fiscal year beginning January 1, 2001 shall not exceed $20,000,000, and (iv) the aggregate value of all cash consideration (and assumed liabilities) for all Acquisitions and other investments permitted under Section 6.04(b)(xii) made during each fiscal year beginning on or after January 1, 2002 shall not exceed $20,000,000 plus an amount equal to the lesser of (A) $5,000,000 and (B) $20,000,000 minus the aggregate cash consideration (and assumed liabilities) made during the then immediately preceding fiscal year.

          (b) The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment (by way of guarantee or otherwise) in any Person other than (i) investments in obligations of, and obligations of third parties that are fully guaranteed as to principal and interest by, the United States of America; or (ii) investments in commercial paper issued by any Person having at least an A2 credit rating from the publication services of Standard & Poor's Credit Corp. ("S&P"), or P2 by Moody's Investor Services, Inc. ("Moody's"), or similar ratings provided by successor rating agencies; or (iii) demand deposits maintained in the ordinary course of the Borrower's business or that of any of the other Group Members; or (iv) repurchase agreements collateralized by the investments referred to in (i) or
(ii) above; or (v) certificates of deposit, master notes, bankers' acceptances, or Eurodollar time deposits issued by commercial banks or trust companies having capital and surplus in excess of $100,000,000; or (vi) obligations of states, municipalities, counties, political subdivisions, agencies of the foregoing and other similar entities, rated at least A, MIG-1, or MIG-2 by Moody's or at least A by S&P, or similar ratings by successor rating agencies; or (vii) unrated obligations of states, municipalities, counties, political subdivisions, agencies of the foregoing and other similar entities, supported by irrevocable letters of credit issued by commercial banks having capital and surplus in excess of $100,000,000 and long-term debt that is rated at least A by Moody's or S&P (or similar ratings by successor rating agencies) or commercial paper that is rated at least A2 by Moody's or P2 by S&P (or similar ratings by successor rating agencies); or (viii) unrated general obligations of states, municipalities, counties, political subdivisions, agencies of the foregoing and other similar entities, provided that the issuer has other outstanding general obligations rated at least A, MIG-1 or MIG-2 by Moody's or A by S&P (or similar ratings by successor rating agencies); or (ix) mutual funds that invest exclusively in the investments permitted by the preceding clauses (i) through
(viii); or (ix) investments owned on the date hereof; (x) investments by the Borrower and other Group Members in the Borrower and other Group Members; or
(xi) cash investments by the Group Members in EPIK (including the amount of Debt of EPIK guarantied by the Group Members, equity investments and/or other advances, but excluding the amount of all accrued and payment-in-kind interest and dividends owing to the Group Members), which cash investments shall not, in the aggregate, exceed $450,000,000; (xii) Acquisitions permitted by Section 6.04(a) and, provided no Default has occurred and is continuing or would result therefrom, other investments which satisfy the conditions specified in clauses
(iii) and (iv) of Section 6.04(a); or (xiii) investments by Flagler in joint ventures pursuant to the St. Joe Management Agreement and pursuant to other joint venture agreements existing on the date hereof, provided that (A) immediately prior to such investment, no Default shall have occurred and be continuing, (B) immediately after giving effect to such investment, no Default shall have occurred or be continuing, and (C) the amount of cash and the book value of other assets invested in such joint ventures shall not exceed $100,000,000 in the aggregate.

         SECTION 6.05.00  Guarantees.

         The Borrower shall not, and shall not cause, permit or suffer any of the other Group Members to, issue any Guaranty, except that (a) the Borrower and the other Group Members may execute and deliver the Guaranty Agreements and may endorse checks for deposit in the ordinary course of business, (b) the Borrower may guaranty the Debt of EPIK (subject to the limitations contained in Section 6.04(b)), (c) Flagler may execute and deliver performance guaranties to municipalities in connection with specific projects in the ordinary course of business and (d) any Group Member may Guaranty any obligations of any other Group Member provided that the incurrence of the obligations so guaranteed is not prohibited by this Agreement.

         SECTION 6.06.00 Sale and Leaseback, Rentals.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, enter into any transaction involving the simultaneous sale or disposition and leaseback of any of its property or assets; or enter into any agreements to rent or lease, as lessor, property or assets except for (a) trackage, operating and haulage rights and leases, (b) operating leases of revenue and motive power and equipment in the ordinary course of business, (c) Capital Leases permitted by Section 6.02 and (d) leases of real property by Group Members in the ordinary course of business.

         SECTION 6.07.00  No Distributions or Management Fees.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, make any Distribution or pay any management fees other than (a) Distributions to the Borrower or any other Group Member, (b) service and administrative fees payable to Affiliates in compliance with Section 6.10, (c) interest and other sums due to the Administrative Agent or the Banks under this Agreement, (d) ordinary dividends payable by the Borrower provided that after giving effect to such dividend and the payment thereof no Default shall have occurred and be continuing, (e) management fees paid under the St. Joe Management Agreement, and (f) redemptions and repurchases of capital stock of the Borrower and special dividends provided that after giving effect to such redemptions and repurchases and special dividends no Default shall have occurred and be continuing and the aggregate amount of such redemptions and repurchases and special dividends after the date hereof shall not exceed $50,000,000.

         SECTION 6.08.00 Breach or Violation.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, enter into any agreement containing any provision that would be violated or breached by the performance of the Borrower's or any other Group Member's obligations under this Agreement, the Notes or any of the other Loan Documents.

         SECTION 6.09.00 Use of Proceeds.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, use any of the proceeds of any of the Loans for any purpose other than the purposes set forth in the Recitals herein. Without limiting the generality of the foregoing, no part of the proceeds of the Loans hereunder will be used in a manner inconsistent with Section 4.12.

         SECTION 6.10.00 Transactions with Affiliates.

         Except with respect to the St. Joe Recapitalization Agreement and as otherwise expressly permitted herein, the Borrower shall not, and shall not cause, permit or suffer any other Group Member to effect any transaction with any Affiliate of any Group Member, including EPIK, on a basis materially less favorable to the Borrower or other Group Member than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

         SECTION 6.11.00 Restrictive Covenants.

         Except as permitted by Sections 6.02 and 6.09, the Borrower shall not, and shall not cause, permit or suffer any other Group Member to, enter into any Contract, or otherwise create or cause or permit to exist or become effective any consensual restriction, limiting the ability (whether by covenant, event of default or otherwise) of any Subsidiary of such Person to (a) pay dividends or make any other distributions on its Capital Securities held by the Group Members, (b) pay any obligation owed to the Borrower or any other Group Member,
(c) make any loans or advances to or investments in the Borrower or in any other Group Member, (d) transfer any of its property or assets to the Borrower or any other Group Member, or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except that this clause (e) shall not apply to covenants applicable to Debt of Flagler permitted pursuant to Section 6.02(d) and this Section 6.11 shall not apply to Permitted Restrictive Covenants.

         SECTION 6.12.00 Issuance or Disposition of Capital Securities.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary of such Person, except that this Section shall not apply to (a) any issuance by any Group Member of any of its Capital Securities to all of the holders of its Capital Securities made pro rata to the relative amounts of such Capital Securities held by such holders, (b) any issuance by a Subsidiary of a Group Member of any of its Capital Securities to the Borrower or any other Group Member, and (c) subject to
Section 1.05, any other issuance of Capital Securities by the Borrower.

         SECTION 6.13.00 ERISA Compliance.

         The Borrower shall not, and shall not cause, permit or suffer any other Group Member to, significantly increase benefits under any Plan or adopt or establish any new Plan subject to ERISA except for health, life insurance and disability benefits. Additionally, the Borrower will not, and will not permit any other Group Member to, incur any "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA, or any liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") established thereunder in connection with any Plan.

         SECTION 6.14.00  Future Group Members.

         The Borrower shall not, and shall not cause, permit or suffer any Group Member to, create or acquire any interest in any Subsidiary (other than the Group Members set forth on Schedule 4.06 and EPIK), unless (a) such Subsidiary becomes a Group Member and executes and delivers to the Administrative Agent a Guaranty Agreement within ten (10) days after it becomes a Subsidiary, and (b) unless otherwise expressly agreed by the Banks, such Subsidiary becomes a member of the Consolidated Group.

                                  ARTICLE VII
                               FINANCIAL COVENANTS

         The Borrower covenants and agrees with the Administrative Agent and the Banks that, until the Repayment Date, unless the Majority Banks otherwise consent in writing, it shall comply with the following financial covenants (each of which shall be calculated for the Borrower Group based upon the financial statements delivered pursuant to Section 5.06 hereof):

         SECTION 7.01.00  Maximum Leverage Ratio.

         The Borrower Group shall maintain at all times a Leverage Ratio not to exceed the following:

                                               Leverage Ratio
                     Period                    Not to Exceed
          -----------------------------        --------------

          From the Closing Date through         3.00 to 1.00
          12/31/02
          01/01/03 through 12/31/03             2.75 to 1.00
          01/01/04 and thereafter               2.50 to 1.00

         SECTION 7.02.00  Minimum Group Net Worth.

         The Borrower Group shall maintain at all times a minimum Group Net
Worth

         (a) on the Closing Date and prior to March 31, 2001 of $675,000,000, and (b) at all times on and after March 31, 2001, equal to $675,000,000, plus the sum of (i) 50% of Group Net Income (but not less any net losses) for each of the Borrower's fiscal quarters ending on or after March 31, 2001 and (ii) an amount equal to 100% of the Net Cash Proceeds of any issuances by the Borrower of any Capital Securities.

         SECTION 7.03.00  Minimum Fixed Charge Coverage Ratio.

         The Borrower Group shall maintain at all times a Fixed Charge Coverage Ratio, calculated on the last day of each fiscal quarter, of not less than 1.25 to 1.00.

         SECTION 7.04.00  Maximum Global Leverage Ratio.

         The Consolidated Group shall maintain at all times a Global Leverage Ratio not to exceed 3.50 to 1.00.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01.00 Events of Default.

         Each of the following shall constitute an "Event of Default", whatever the reason for such event and whether it shall be voluntary or involuntary, or within or beyond the control of the Borrower or any other Group Member, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) any payment of the principal of or interest on any Note or of the Commitment Fee, the Administrative Agent's Fees, or any other amount due under this Agreement, the Note or the Administrative Agent's Fee Letter shall not be made, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (b) any representation or warranty made herein or in any other Loan Document or any statement or representation made in any report, certificate, financial statement or other instrument furnished by the Borrower to the Administrative Agent or the Banks pursuant to this Agreement shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof and the facts and circumstances related thereto could reasonably be expected to have a Material Adverse Effect;

         (c) Borrower or any other Group Member shall fail to observe or perform any covenant, warranty or agreement contained in or referred to in Sections 5.01, 5.02, 5.03 and 5.07 and Articles VI and VII; provided that in the case of the maintenance of material rights, licenses, permits and franchises pursuant to
Section 5.01 and in the case of Section 5.03, such default continues unremedied for ten (10) days after written notice thereof to the Borrower by the Administrative Agent or the Majority Banks;

         (d) Borrower or any other Group Member shall fail to observe or perform any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof and such default shall continue unremedied for thirty (30) days after written notice thereof to the Borrower by the Administrative Agent or the Majority Banks;

         (e) the Borrower or any other Group Member shall fail to pay any Debt other than the Loans hereunder greater than $5,000,000 owing by the Borrower or such other Group Member, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Borrower or any other Group Member shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument evidencing or securing or relating to any such Debt and as a result of such failure the holder of such Debt is permitted to accelerate such Debt;

         (f) the Borrower or any other Group Member shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or such other Group Member or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take corporate action for the purpose of effecting any of the foregoing;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any other Group Member, or of a substantial part of its property, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower or such other Group Member or for a substantial part of its property or
(iii) the winding-up or liquidation of the Borrower or such other Group Member; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

         (h) a default or event of default shall have occurred and be continuing pursuant to any other Loan Document after the giving of notice and the expiration of any applicable cure period provided therein;

         (i) a judgment or order for the payment of money shall be entered against the Borrower or any other Group Member by any court and the aggregate amount of all such judgments and orders exceeds $5,000,000 (less the amount thereof which is insured pursuant to third-party liability insurance and for which such insurer has assumed coverage), unless such judgment is being appealed by the Borrower or other Group Member and enforcement proceedings shall have been effectively stayed or enjoined pending completion of such appeal;

         (j) the Borrower shall fail to deliver any notice required to be delivered to the Administrative Agent and the Banks pursuant to any of Sections 5.06, 5.08, 5.09 and 5.10 within ten (10) days after the event giving rise to the obligation to give notice thereunder;

         (k) there shall occur any Change of Control;

         (l) any Reportable Event shall have occurred with respect to a Plan, and thirty (30) days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Bank, (i) such Reportable Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Reportable Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an Reportable Event described in clauses (iii) through (vi) of the definition of Reportable Event shall have occurred and then exist, the liability related thereto) exceeds $5,000,000;

         (m) the Borrower, any of the Group Members or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any of the Group Members or any ERISA Affiliate as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000;

         (n) the Borrower or any other Group Member shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof or shall state in writing its intention to make such a challenge; or

         (o) a court of competent jurisdiction shall declare any provision of any Loan Document to be invalid or non-binding.

         SECTION 8.02.00 Exercise of Remedies.

         Upon the occurrence of an Event of Default and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent, upon written request from the Majority Banks, shall by written notice to the Borrower, take one or more of the following actions, at the same or different times:

         (a) terminate the Commitments; and

         (b) declare the Notes to be forthwith due and payable, whereupon the Notes shall become forthwith due and payable, both as to principal and interest (which, after such declaration, shall bear interest as provided in Section 1.06(a)), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding; and

         (c) demand that the Borrower deposit with the Administrative Agent an amount in cash or other immediately available funds in an amount equal to the aggregate stated amount of Letters of Credit outstanding at such time, which shall be held by the Administrative Agent in a segregated account as collateral security exclusively for the satisfaction of the LOC Obligations, and the Borrower hereby grants to the Administrative Agent for the benefit of the Issuing Bank a security interest in such account and the proceeds thereof.

Notwithstanding the foregoing, if an Event of Default specified in paragraph (f) or (g) of Section 8.01 occurs with respect to the Borrower or any other Group Member, the Commitments shall automatically terminate and the Notes shall become immediately due and payable, both as to principal and interest, without any action by any Bank or the Administrative Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding. The Administrative Agent shall further be entitled to exercise, for the benefit of the Banks, all of the rights and remedies available under the Loan Documents and applicable law.

                                   ARTICLE IX
                                    THE AGENT

         SECTION 9.01.00 Appointment, Powers and Immunities.

         (a) Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section
9.05 and the first sentence of Section 9.06 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (i) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (ii) shall not be responsible to the Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by the Borrower or any other Person to perform any of its obligations thereunder; (iii) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the Borrower or any other Group Member or the satisfaction of any condition or to inspect the property (including the books and records) of the Borrower or any other Group Member; (iv) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (v) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         (b) Each Bank hereby irrevocably designates First Union National Bank as Syndication Agent and SunTrust Bank as Documentation Agent. The Syndication Agent and the Documentation Agent, in such capacities, shall have no duties or obligations whatsoever under this Agreement or any other Loan Document or any other document or any matter related hereto or thereto, but shall nevertheless be entitled to all the indemnities and other protection afforded to the Administrative Agent under this Article IX.

         SECTION 9.02.00 Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the Borrower or any other Group Member ), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts a Commitment Transfer Supplement executed in accordance with Section 10.12 hereof. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding on all of the Banks; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

         SECTION 9.03.00  Defaults.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall (subject to Section 9.01 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Banks, provided, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks.

         SECTION 9.04.00 Rights as Bank.

         With respect to its Commitment and the Loans made by it, Bank of America (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, includes the Administrative Agent in its individual capacity. Bank of America (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with the Borrower or any other Group Member as if it were not acting as Administrative Agent, and Bank of America (and any successor acting as Administrative Agent) and its affiliates may accept fees and other consideration from the Borrower and any other Group Member for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

         SECTION 9.05.00  Indemnification.

         The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 10.03 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent under any Loan Document; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 10.03, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         SECTION 9.06.00 Non-Reliance on Administrative Agent and Other Banks.

         Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Group Members and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of the Borrower and the other Group Member that may come into the possession of the Administrative Agent or any of its affiliates.

         SECTION 9.07.00 Resignation of Administrative Agent.

         The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provision of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         SECTION 9.08.00 Benefit of Article IX.

         The agreements contained in this Article IX are solely for the benefit of the Administrative Agent and the Banks, and are not for the benefit of or to be relied upon by, the Borrower or any third party.

         SECTION 9.09.00  Administrative Agent's Compensation.

         The Borrower shall pay to the Administrative Agent solely for the Administrative Agent's account the fees specified in the Administrative Agent's Fee Letter on the dates specified therein.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01.00  Modification.

         All modifications, consents, amendments or waivers of any provision of any Loan Document, or consent to any departure by the Borrower therefrom shall be effective only if the same shall be in writing and concurred in by the Majority Banks and then shall be effective only in the specific instance and for the purpose for which given; provided, however, that (a) no waiver or release of guarantors under the Guaranty Agreement and no change in the provisions of Articles I (other than Section 1.05(d)) and III, this Section 10.01 or in the definition of the Majority Banks shall be effective absent the written concurrence of all of the Banks, (b) no change in the provisions of Section 1.05(d) shall be effective absent the written concurrence of Banks holding more than 85% of the aggregate Commitments of all Banks, (c) no change in the provisions of Article IX shall be effective absent the written concurrence of the Administrative Agent, (d) no change in the provisions hereof relating to Swingline Loans shall be effective absent the written concurrence of the Swingline Bank and (e) no change in the provisions hereof relating to Letter of Credit shall be effective absent the written concurrence of the Issuing Bank.

         SECTION 10.02.00  Waiver.

         No failure to exercise, and no delay in exercising, on the part of any Bank, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of the Banks hereunder and under the Loan Documents shall be in addition to all other rights provided by law.

No modification or waiver of any provision of this Agreement, the Notes or any Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         SECTION 10.03.00 Expenses; Indemnification.

         (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent (including the reasonable allocated cost of internal counsel) with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the reasonable allocated cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Bank and each of their affiliates and their respective officer, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims damages, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation, or other proceeding to which the indemnity in this
Section 10.03 applies, such indemnity shall be effective whether or not such investigation, litigation, or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees not to assert any claim against the Administrative Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

         (c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.03 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         SECTION 10.04.00  Notices.

         All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall (unless otherwise indicated) be given or made by telecopy or in writing and telecopied, mailed or delivered to the intended recipient at the address of such party as follows:

         (a)      The Borrower:

                  FLORIDA EAST COAST INDUSTRIES, INC.
                  One Magala Street
                  St. Augustine, FL  32084
                  Attention:  Chief Financial Officer
                  Telecopier Number:  (904) 826-2213

         With copies of such notice to:

                  FLORIDA EAST COAST INDUSTRIES, INC.
                  One Magala Street
                  St. Augustine, FL  32084
                  Attention:  General Counsel
                  Telecopier Number:  (904) 826-2379

                  and

                  Sidley & Austin
                  Bank One Plaza
                  10 South Dearborn
                  Chicago, Illinois 60603
                  Attention:  Michael L. Gold, Esq.
                  Telecopier Number: (312) 853-7036

         (b) The Administrative Agent or any Bank at its address shown below its name on the signature pages hereof.

         With a copy of such notice to:

                  Hunton & Williams
                  Riverfront Plaza, East Tower
                  951 East Byrd Street
                  Richmond, Virginia 23219-4074
                  Attention:  Douglas S. Granger, Esq.
                  Telecopier Number:  (804) 788-8218

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. Any such notice or communication that is delivered by mail shall be presumed to have been received three Business Days after the day it is mailed. Unless otherwise indicated, notices received after 5:00 p.m. Charlotte, North Carolina time on any day from the Borrower pursuant to Article I shall be deemed for the purposes of such Article to have been given by the Borrower on the next succeeding Business Day. Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 10.04.

         SECTION 10.05.00 Governing Law.

         This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), but excluding, to the fullest extent permitted by applicable law, all other choice of law and conflict of law rules.

         SECTION 10.06.00 Invalid Provisions.

         If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Document a provision mutually agreeable to the Borrower, the Administrative Agent and the Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event the Borrower, the Administrative Agent, and the Majority Banks are unable to agree upon a provision to be added to the Loan Document within a period of ten (10) Business Days after a provision of the Loan Document is held to be illegal, invalid or unenforceable, then a provision acceptable to the Administrative Agent and the Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Document. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

         SECTION 10.07.00 Nonliability of Banks.

         The relationship between the Borrower and the Banks is, and shall at all times remain, solely that of borrower and lenders, and the Banks and the Administrative Agent neither undertake nor assume any responsibility or duty to the Borrower to review, inspect, supervise, pass judgment upon, or inform the Borrower of any matter in connection with any phase of the Borrower's business, operations, or condition, financial or otherwise. The Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to the Borrower by any Bank or the Administrative Agent in connection with any such matter is for the protection of the Banks and the Administrative Agent, and neither the Borrower nor any third party is entitled to rely thereon.

         SECTION 10.08.00 Binding Effect and Assignability.

         The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Banks and their respective successors, assigns and legal representatives; provided, however, that (a) the Borrower may not, without the prior written consent of the Administrative Agent and the Banks, assign any rights, powers, duties or obligations thereunder and
(b) the Banks may only assign their interests pursuant to Section 10.12 below.

         SECTION 10.09.00 Entirety; Conflicts.

         The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof. In the event of any conflict in the provisions of this Agreement with the provisions of any other Loan Document, the provisions of this Agreement shall govern.

         SECTION 10.10.00 Headings, etc..

         Article and Section headings and captions and the table of contents hereto are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         SECTION 10.11.00  Survival.

         All representations and warranties made by the Borrower herein shall survive delivery of the Notes and the making of the Loans.

         SECTION 10.12.00 Assignments and Participations.

         (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights, obligations or rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, or its Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                  (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance a Commitment Transfer Supplement in the form of Exhibit F hereto, together with any Note subject to such assignment, and the assigning Bank shall pay to the Administrative Agent a processing fee of $3,500.

Upon execution, deliver, and acceptance of such Commitment Transfer Supplement, the assignee thereunder shall be party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee.

         (b) The Administrative Agent shall maintain at its address referred to in Section 10.04 a copy of each Commitment Transfer Supplement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of a Commitment Transfer Supplement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Commitment Transfer Supplement has been completed and is in substantially the form of Exhibit F hereto, (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Section 1.11 and the right of set-off contained in Section 10.17, and (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

         (f) Any Bank may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

         (g) At no time shall there be more than twenty (20) Banks extending Commitments pursuant to the terms of this Agreement.

         SECTION 10.13.00  No Third Party Beneficiary.

         Without limiting the effect of Sections 10.08, 10.12 and 10.17, the parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render the Administrative Agent or the Banks liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Borrower, or for debts or claims accruing to any such persons against the Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Loan Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement nor any other Loan Document shall be construed as creating any right, claim or cause of action against the Administrative Agent or the Banks, or any of their officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by the Borrower, nor to any other person or entity other than the Borrower.

         SECTION 10.14.00  WAIVER OF JURY TRIAL.

         TO THE FULLEST EXTENT PERMITTED BY LAW, THE AGENT, EACH BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, ANY BANK OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.

         SECTION 10.15.00 Multiple Counterparts.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 10.16.00  Disclosures.

         The Administrative Agent and each Bank may disclose to, and exchange and discuss with, any other Person (the Administrative Agent, each Bank and each such other Person being hereby irrevocably authorized to do so) any information concerning the Borrower or any other Group Member (whether received by the Administrative Agent, the Bank or such Person in connection with or pursuant to this Agreement or otherwise) as may be required by applicable law or for the purpose of protecting, preserving, exercising or enforcing any rights hereunder or under the Notes, or consulting with respect to any such rights or any rights of the Borrower.

         SECTION 10.17.00 Right of Setoffs; Adjustments.

         (a) Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Bank, irrespective of whether such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

         (b) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, such benefited Bank shall purchase for cash from the other Banks a participating interest in such portion of such other Bank's Loans owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 10.17 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such person were the direct creditor of the Borrower in the amount of such participation.

         SECTION 10.18.00 Repayments in Bankruptcy.

         In the event any amount of the Debt of the Borrower to the Administrative Agent and the Banks hereunder is paid by the Borrower and because of bankruptcy or other laws relating to creditors' rights the Administrative Agent or the Banks repay any such amounts to the Borrower or to any trustee, receiver or otherwise, then the amounts so repaid shall again become part of the Obligations payable by the Borrower.

                                   ARTICLE XI
                                   DEFINITIONS

         SECTION 11.01.00  Definitions.

         For purposes of this Agreement, unless the context otherwise requires, capitalized terms shall have the respective meanings assigned to them in Exhibit A hereto.

         SECTION 11.02.00  Other Definitional Provisions.

         (a) Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such person's, successors, transferees and assignees, but only, in the case of transferees and assignees of the Borrower, the Administrative Agent and the Banks, to the extent the applicable transfer or assignment complies with the provisions of this Agreement, (ii) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time and (iii) to any Contract defined or referred to herein shall be deemed references to such Contract (and, in the case of any instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

         (b) When used in this Agreement, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words "section", "schedule" and "exhibit" shall refer to Sections of and Schedules and Exhibits to this Agreement unless otherwise specified.

         (c) Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

         (d) All terms defined in this Agreement shall have the defined meanings when used in the Notes, and except as otherwise expressly stated therein, any certificate, opinion or other Loan Document delivered pursuant hereto or referred to herein.

         SECTION 11.03.00 Accounting Matters.

         Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified accountants who are at the time in accordance with
Section 5.05 reporting on the Borrower's financial statements.


                    {SIGNATURES BEGIN ON THE FOLLOWING PAGE}

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                 FLORIDA EAST COAST INDUSTRIES, INC.,
                                 as Borrower

                                 By:__________________________
                                          Richard G. Smith
                                          Chief Financial Officer

                                 BANK OF AMERICA, N.A., as Administrative Agent

                                 By:__________________________
                                          Susan J. Ryan
                                          Vice President
                                 Address:
                                                   231 South LaSalle
                                                   Chicago, Illinois 60697


Amounts        Percentage
-------        ----------
                                 BANK OF AMERICA, N.A.,
                                 as Bank, Swingline Bank and Issuing Bank

$75,000,000       20%            By:   ______________________
                                          John M. Hall
                                          Senior Vice President
                                 Address:
                                                   101 North Tryon Street
                                                   Charlotte, North Carolina
                                                   28255

                                 FIRST UNION NATIONAL BANK,
                                 as Syndication Agent and Bank

$60,000,000       16%            By:   ______________________
                                          Charles N. Kauffman
                                          Senior Vice President
                                 Address:
                                                   225 Water Street, 2nd Floor
                                                   Jacksonville, Florida 32202

                                 SUNTRUST BANK,
                                 as Documentation Agent and Bank

$60,000,000       16%            By:   ______________________
                                          C. William Buchholz
                                          Vice President
                                 Address:
                                                   200 West Forsyth Street
                                                   Jacksonville, Florida  32202


                                 WACHOVIA BANK, N.A.,
                                 as Bank

$50,000,000       13.33333333%   By:   ______________________
                                          Kimberly A. Bruce
                                          Vice President
                                 Address:
                                                   100 North Tampa Street
                                                   Suite 4100
                                                   Tampa, Florida  33602


                                 UNION PLANTERS BANK,
                                 as Bank

$30,000,000        8%            By:   ______________________
                                          Edward F. Holden
                                          Executive Vice President
                                 Address:
                                                   1489 West Palmetto Park Road
                                                   3rd Floor
                                                   Boca Raton, Florida  33486


                                 FLEET NATIONAL BANK,
                                 as Bank

$30,000,000        8%            By:   ______________________
                                          Mark R. Fawcett
                                          Director
                                 Address:
                                                   100 Federal Street
                                                   Mailstop MADE10008D
                                                   Boston, Massachusetts  02110

                                 LASALLE BANK NATIONAL ASSOCIATION,
                                 as Bank

$30,000,000        8%            By:   ______________________
                                          Robert W. Hart
                                          First Vice President
                                 Address:
                                                   135 South LaSalle Street
                                                   Suite 361
                                                   Chicago, Illinois  60603


                                 BNP PARIBAS,
                                 as Bank

$15,000,000        4%            By:   ______________________
                                          Brian F. Hewett
                                          Director

                                 By:   ______________________
                                          Richard Sted
                                          Central Region Manager
                                 Address:
                                               209 S. LaSalle Street, Suite 500
                                               Chicago, Illinois  60604
                                               (312) 977-1384


                                 REPUBLIC BANK,
                                 as Bank

$10,000,000        2.66666667%   By:   ______________________
                                          Brigitta A. Lawton
                                          Senior Vice President
                                 Address:
                                                   28050 U.S. Highway 19 North
                                                   Clearwater, Florida  33761

                                 COMPASS BANK,
                                 as Bank

$10,000,000        2.66666667%   By:   _________________________
                                          C. French Yarbrough, Jr.
                                          Senior Vice President
                                 Address:
                                             10060 Skinner Lake Drive
                                             Jacksonville, Florida  32246


                                 ISRAEL DISCOUNT BANK,
                                 as Bank

$5,000,000         1.33333333%   By:   ______________________
                                          Robert K. Munoz
                                          Vice President
                                 Address:
                                            2875 Northeast 191 Street
                                            Suite 200
                                            Aventura, Miami  Florida  33180

                                    EXHIBIT A

                                   DEFINITIONS

         This is Exhibit A to that certain Credit Agreement dated as of March 22, 2001, among FLORIDA EAST COAST INDUSTRIES, INC., the Banks listed therein, BANK OF AMERICA, N.A., , as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, FIRST UNION NATIONAL BANK, as Syndication Agent, and SUNTRUST BANK, as Documentation Agent for the Banks (the "Agreement"). When used in this Exhibit, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to the Agreement, and the words "section", "schedule" and "exhibit" shall refer to Sections of and Schedules and Exhibits to the Agreement, unless otherwise specified.

         "Acquisition" shall mean any transaction, or series of related transactions, by which the Borrower and/or any other Group Member directly or indirectly (a) acquires all or substantially all of the assets of any Person or division thereof, whether through purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a Person which have ordinary voting power for the election of directors or (c) otherwise acquires control of more than 50% of the voting equity interests in any such Person.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

         "Administrative Agent" shall have the meaning assigned to such term in the preamble hereof, and any successor thereto pursuant to Article IX hereof.

         "Administrative Agent's Fee Letter" means the letter agreement between the Administrative Agent and the Borrower dated as of January 24, 2001, relating to the Administrative Agent's compensation for services as administrative agent hereunder.

         "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 1.05(b) hereof.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such first Person. For the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or by contract or otherwise. Unless otherwise specified, "Affiliate" means an Affiliate of the Borrower.

         "Agreement" means this Credit Agreement among the Borrower, the Banks and the Administrative Agent, dated as of March 22, 2001, as the same may be amended, modified, supplemented or restated from time to time.

         "Applicable Commitment Fee Percentage" means the percentage per annum to be used to calculate the Commitment Fee payable to the Banks in respect of the unused portion of the Commitments. For the period commencing on the Closing Date and ending on the third Business Day after the Administrative Agent's receipt of quarterly financial statements and a Compliance Certificate for the period ending March 31, 2001, the Applicable Commitment Fee Percentage shall be 0.275% per annum. Thereafter, the Applicable Commitment Fee Percentage shall be determined based upon the Leverage Ratio as of the last day of the fiscal quarter most recently ended as follows:

                Leverage                      Applicable Commitment Fee
                 Ratio                                Percentage
                --------                      -------------------------
Less than 1.25x                                         0.200%
Less than 1.75x but greater than or                     0.225%
equal to 1.25x
Less than 2.25x but greater than or                     0.275%
equal to 1.75x
Less than 2.75x but greater than or                     0.325%
equal to 2.25x
Greater than or equal to 2.75x                          0.375%

The ratio upon which a determination of "Applicable Commitment Fee Percentage" is based shall be computed on the basis of the quarterly financial statements and Compliance Certificate delivered by Borrower pursuant to Sections 5.06(a) and (g). Changes in the Applicable Commitment Fee Percentage shall be effective as of third Business Day after receipt by the Administrative Agent of such financial statements and Compliance Certificate, provided that if such financial statements and Compliance Certificate are not delivered on a timely basis, the Applicable Commitment Fee Percentage shall be 0.375% until such financial statements and Compliance Certificate are delivered. In the event that any financial information provided by Borrower is subsequently determined to be inaccurate and accurate information would have resulted in a higher Applicable Commitment Fee Percentage, such higher Applicable Commitment Fee Percentage shall be given effect retroactively and Borrower shall promptly pay to the Administrative Agent for the benefit of the Banks such amount as is necessary to give effect to such change.

         "Applicable Lending Office" means, for each Bank and for each type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such type are to be made and maintained.

         "Applicable Margin" means the annual rate of interest to be added to the Base Rate, Floating LIBOR Rate and the Adjusted Eurodollar Rate, as applicable, in calculating interest payable on the Notes. For the period commencing on the Closing Date and ending on the third Business Day after the Administrative Agent's receipt of quarterly financial statements and a Compliance Certificate for the period ending March 31, 2001, the Applicable Margin shall be 0% on Base Rate Loans, 1.125% on Eurodollar Rate Loans, and 1.125% on Swingline Loans. Thereafter, the Applicable Margin shall be determined based upon the Leverage Ratio as of the last day of the fiscal quarter most recently ended as follows:

         Leverage                             Applicable Margin for         Applicable Margin for        Applicable Margin for
         Ratio                                  Eurodollar Loans               Base Rate Loans              Swingline Loans
         -----                                  ----------------               ---------------              ---------------
Less than 1.25x                                      0.750%                        0.000%                       0.750 %

Less than 1.75x but greater than or                  0.875%                        0.000%                       0.875 %
equal to 1.25x

Less than 2.25x but greater than or                  1.125%                        0.000%                        1.125%
equal to 1.75x

Less than 2.75x but greater than or                  1.375%                        0.000%                        1.375%
equal to 2.25x

Greater than or equal to 2.75x                       1.625%                        0.125%                        1.625%

The ratio upon which a determination of "Applicable Margin" is based shall be computed on the basis of the quarterly financial statements and Compliance Certificate delivered by Borrower pursuant to Sections 5.06(a) and (g). Changes in the Applicable Margin shall be effective as of third Business Day after receipt by the Administrative Agent of such financial statements and Compliance Certificate, provided that if such financial statements and Compliance Certificate are not delivered on a timely basis, the Applicable Margin shall be 0.125% on Base Rate Loans, 1.625% on Eurodollar Rate Loans and 1.625% on Swingline Loans until such financial statements and Compliance Certificate are delivered. In the event that any financial information provided by Borrower is subsequently determined to be inaccurate and accurate information would have resulted in a higher Applicable Margin, such higher Applicable Margin shall be given effect retroactively and Borrower shall promptly pay to the Administrative Agent for the benefit of the Banks such amount as is necessary to give effect to such change.

         "Bank of America" shall mean Bank of America, N.A., and its successors.

         "Banks" means the institutions indicated as Banks on the signature pages hereof, and shall include, at such times as they shall become parties hereto, purchasing Banks, if any.

         "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day.

Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Base Rate Loan" shall mean a Loan on which interest accrues based on the Base Rate in accordance with Article I.

         "Borrower" shall have the meaning assigned to such term in the preamble hereof.

         "Borrower Group" means the Borrower, its current Subsidiaries, and any future Subsidiary, successor or assign of any thereof, but specifically excluding EPIK and International Transit.

         "Business Day" means any day other than Saturday, Sunday or a day on which banks are required or authorized to be closed for business in Charlotte, North Carolina, and, with respect to any Eurodollar Loan, means any such Business Day on which transactions are effected in deposits of U.S. Dollars in the relevant interbank foreign currency deposits market and on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in the jurisdiction in which such interbank market is located.

         "Capital Expenditure" means, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations incurred during such period) made by the Borrower or any of the Borrower Group to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs properly chargeable to current operations) during such period.

         "Capital Lease" means, as of any date, any lease of property, real or personal, that would be capitalized on a balance sheet of the lessee prepared as of such date in accordance with Generally Accepted Accounting Principles, together with any other lease by such lessee that is in substance a financing lease, including without limitation, any lease under which (a) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into, or (b) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

         "Capitalized Lease Obligations" means all obligations of the Borrower Group under Capital Leases.

         "Capital Securities" means with respect to any Person that is (a) a corporation, any shares of capital stock of such corporation, (b) a general or limited partnership, any general or limited partnership interest of such partnership, (c) a limited liability company, any stock or other membership or ownership interests in such limited liability company, and also means any security convertible into, or any option, warrant or other right to acquire, any of the items described in clause (a), (b) or (c) above of such Person.

         "Change of Control" means such time as:

                  (i) any person or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act), other than The Alfred I. duPont Testamentary Trust or The Nemours Foundation, has become, directly or indirectly, the beneficial owner, by way of merger, consolidation or otherwise, of 30% or more of the voting power of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                  (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower, together with any new members of such Board of Directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of the Borrower then in office.

         "Closing Date" means March 22, 2001 or such later date on which the conditions precedent to an initial advance hereunder are satisfied.

         "Collateral" shall have the meaning assigned to such term in Section 2.01(a) hereof.

         "Commitment" means, with respect to each Bank, the amount of the Commitment of such Bank to make Loans as set forth opposite such Bank's name on the signature pages hereof or on the most recent Commitment Transfer Supplement to which it is a party, as the same may be reduced from time to time pursuant to this Agreement.

         "Commitment Fee" shall have the meaning assigned to such term in
Section 1.05 hereof.

         "Commitment Termination Date" means the earlier to occur of (i) March 31, 2004, or such later anniversary thereof as the Commitment may have been extended by the Banks pursuant to Section 1.18, provided that such Commitment Termination Date may not extend beyond March 31, 2006, or (ii) such earlier date and time on which the Commitments are terminated pursuant to Section 1.05(e) or
Article VIII.

          "Commitment Transfer Supplement" means an agreement among the Administrative Agent, a Bank, the Borrower and a purchasing Bank providing for the transfer of the Loans and the Commitment of such Bank (or any prior purchasing Bank) to a purchasing Bank, which shall be in form and substance satisfactory to the Borrower, the Administrative Agent, such transferring Bank and purchasing Bank and shall set forth the reallocations of the Commitment and the outstanding principal amounts of the Loans by each Bank.

         "Compliance Certificate" means a certificate of the chief financial officer of the Borrower in the form of Exhibit G hereto setting forth computations in reasonable detail as of the date thereof of compliance with
Article VII.

         "Consolidated Group" means, as of any date, all Affiliates of the Borrower included as of such date in the consolidated financial statements of the Borrower.

         "Contract" means an indenture, agreement (other than this Agreement), other contractual restriction, lease, instrument (other than the Notes), certificate or Organizational Document.

         "Controlled Group" means (a) the controlled group of corporations as defined in Section 1563 of the Internal Revenue Code or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code of which the Borrower is a part or may become a part.

         "Conversion Date" means the date on which any Loan is converted from a Base Rate Loan or a Eurodollar Loan to a Loan of a different type pursuant to
Section 1.07 hereof.

          "Debt" means, with respect to any Person or consolidated group of Persons, and without duplication: (a) all obligations of such Person or consolidated group of Persons for borrowed money or the deferred purchase price of goods or services (except trade payables in the ordinary course of business);
(b) all obligations of such Person or consolidated group of Persons evidenced by promissory notes, (c) all obligations of such Person or consolidated group of Persons for long term debt and bonds (excluding defeased obligations), (d) all obligations of such Person or consolidated group of Persons in respect of any Guaranty (other than endorsements of checks for deposit in the ordinary course of business), (e) all obligations of such Person or consolidated group of Persons in respect of any Capital Lease, (f) all obligations, indebtedness and liabilities, including any refinancings thereof, secured by any lien or any security interest on any property or assets of such Person or consolidated group of Persons, and (g) all Mandatorily Redeemable Securities of such Person or consolidated group of Persons valued in accordance with Generally Accepted Accounting Principles. For clarification, letter of credit reimbursement obligations that are in the nature of a guaranty, stand-by or back-stop for an otherwise permitted obligation and are repayable on demand shall not be considered Debt, but letter of credit reimbursement obligations that guaranty, stand-by or back-stop obligations in the nature of Debt or that provide for terms of repayment or reimbursement other than on a demand basis shall be considered Debt.

         "Default" means an Event of Default or any condition or event that with the giving of notice or the lapse of time or both would become an Event of Default.

         "Distribution" means (a) any payment by the Borrower or any other Group Member to any shareholder or any other Affiliate of the Borrower or such other Group Member or to any other Person whether in respect of an equity interest in the Borrower or such other Group Member or in respect of Debt owed by the Borrower or such other Group Member to such shareholder, Affiliate or other Person or otherwise, (b) any direct or indirect payment by the Borrower or any other Group Member on or with respect to Capital Securities of the Borrower or such other Group Member, (c) any purchase or other retirement by the Borrower or any other Group Member of Capital Securities of the Borrower or any other Group Member, (d) the declaration or payment of any dividend on or in respect of any Capital Securities or evidence of equity interest of the Borrower or any other Group Member, other than dividends payable solely in additional Capital Securities of the Person involved, and (e) any other distribution on or in respect of any Capital Securities or evidence of equity interest of the Borrower or any other Group Member.

         "Dollars" and the sign "$" shall refer to lawful currency of the United States of America.

         "EBITDA" means, for any Person or consolidated group of Persons, for any fiscal period, the sum (without duplication) of (i) Net Income for such period, plus (ii) Income Tax Expense deducted in determining such Net Income, plus (iii) the Interest Expense deducted in determining such Net Income, plus
(iv) the aggregate amount of depreciation expense and amortization expense for such period to the extent deducted in determining Net Income, determined, and in the case of a consolidated group of Persons, determined on a consolidated basis for such Persons, in accordance with Generally Accepted Accounting Principles.

         "Eligible Assignee" means (i) a Bank; (ii) an affiliate of a Bank; and
(iii) any other Persons approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.12, the Borrower, such approvals not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Bank and the Administrative Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Bank to the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Laws" means all laws relating to Hazardous Waste disposal, Toxic Substances, or environmental conservation.

         "EPIK" shall mean EPIK Communications Incorporated, a Florida corporation formerly known as FEC Telecom.

         "EPIK Capitalization Plan" means the issuance of debt and/or equity securities by EPIK to the Borrower in exchange for contributions of cash by the Borrower and/or telecommunications assets of the Borrower Group.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations and official rulings and interpretations issued pursuant thereto.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same Controlled Group.

         "Eurodollar Loan" means a Loan that bears interest at rates based upon the Adjusted Eurodollar Rate in accordance with Article I.

         "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Event of Default" shall have the meaning assigned to such term in
Article VIII.

         "Extension Request" shall have the meaning assigned to such term in
Section 1.18.

         "FECR " means Florida East Coast Railway L.L.C., a Florida limited liability company.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System and any successor agency.

         "Fixed Charge Coverage Ratio" shall mean, at any date, the ratio of (a) Group EBITDA for the four fiscal quarters ending on such date, to (b) the sum for the four fiscal quarters ending on such date of (i) scheduled payments of principal of Group Debt during such quarters, plus (ii) Group Interest Expense, provided, however, that Group Interest Expense shall exclude any Group Interest Expense from any particular project of Flagler the Non-recourse Debt of which are excluded from Group Debt, plus, (iii) the amount of ordinary dividends and distributions paid in cash by the Borrower Group (other than any such dividend or distribution payments made to the Borrower Group) during such calculation period, in each case determined for the Borrower Group on a consolidated basis in accordance with Generally Accepted Accounting Principles; plus (iv) Group Income Tax Expense paid in cash by the Borrower Group during such quarters, plus, (v) the amount of Capital Expenditures during such quarters required to sustain (but not expand) the ongoing operations of the Borrower Group.

         "Flagler" means Flagler Development Company, a Florida corporation formerly known as Gran Central Corporation.

         "Flagler Free Cash Flow" means, for any period of determination, the sum of the amounts, from each project of Flagler financed with Non-recourse Debt, by which (i) any positive EBITDA with respect to each such project exceeds
(ii) the amount of cash interest and principal payments paid by Flagler during such period and the amount of reserves required by the lender on such Non-recourse Debt with respect to such period.

         "Floating LIBOR Rate" means a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on each Business Day prior to the Commitment Termination Date, as adjusted from time to time in the Administrative Agent's sole discretion for then applicable reserve requirements, deposit insurance, assessment rates and other regulatory costs. The Floating LIBOR Rate so determined shall remain in effect until the next Business Day. If for any reason such rate is not available, the term "Floating LIBOR Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on each Business Day of each calendar month prior to the Commitment Termination Date, as adjusted from time to time in the Administrative Agent's sole discretion for then applicable reserve requirements, deposit insurance, assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. "Telerate Page 3750" means the British Bankers Association Libor Rates (determined as of 11:00 a.m. London time) that are published by Bridge Information Systems, Inc.

         "Foreign Bank" shall mean any Bank that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.

         "FRA" means the Federal Railroad Administration or any successor agency thereto.

         "Generally Accepted Accounting Principles" means those generally accepted accounting principles and practices that are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and that are consistently applied for all periods after the date of the most recent balance sheet of the Borrower referred to in Section 5.06 so as to properly reflect the financial condition, and the results of operations and cash flows, of the Consolidated Group, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in Generally Accepted Accounting Principles, the Banks and the Borrower will thereafter negotiate in good faith to revise any covenants of this Agreement affected by such change in order to make such covenants consistent with Generally Accepted Accounting Principles then in effect, and until such negotiations are complete, Borrower's compliance with the terms and conditions of this Agreement shall be determined solely with reference to Generally Accepted Accounting Principles in effect before such change.

         "Global Debt" means, at any time, the sum of Group Debt, plus Debt of EPIK at such time determined on a consolidated basis.

         "Global EBITDA" means, for any fiscal period of the Borrower, the sum of Group EBITDA, plus EBITDA of EPIK for such period.

          "Global Leverage Ratio" means, at any time, the ratio of (a) Global Debt at such time to (b) Global EBITDA for the four quarters most recently ended at or before such time and for which financial statements have been delivered pursuant to Section 5.06(a).

         "Governmental Authority" means (a) with respect to the Borrower and the other Group Members, any government (or any political unit thereof), court, bureau, agency or other governmental authority having or claiming jurisdiction over the Borrower or other Group Member or any of their respective businesses, operations or properties and (b) with respect to the Administrative Agent, the Banks and their Affiliates, the Federal Reserve Board, the Comptroller of the Currency, any state banking regulator or any other government (or any political unit thereof), court, bureau, agency or other governmental authority having or claiming jurisdiction over the Administrative Agent, such Bank or their Affiliates or any of their respective businesses, operations or properties.

         "Group Debt" means Debt of the Borrower Group determined on a consolidated basis, but (x) excludes all Non-recourse Debt of Flagler and (y) includes all Debt consisting of recourse obligations of Flagler.

         "Group EBITDA" means, for any fiscal period of the Borrower, the EBITDA of the Borrower Group minus (i) with respect to each project of Flagler financed by Non-recourse Debt, the sum of the amounts of any positive EBITDA with respect to each such project, plus (ii) the lesser of (A) 50% of Flagler Free Cash Flow and (B) 10% of EBITDA of the Borrower Group for such period.

         "Group Interest Expense" means, for any period, Interest Expense of the Borrower Group.

         "Group Income Tax Expense" means, for any period, the Income Tax Expense of the Borrower Group.

         "Group Member" means each member of the Borrower Group.

         "Group Net Income" means, for any period, the Net Income of the Borrower Group for such period.

         "Group Net Worth" means, at any date, all amounts which is included under stockholder's equity on the consolidated balance sheet of the Borrower Group at such time; provided, that, in any event, such amounts are to be net of amounts carried on the consolidated financial statements of the Borrower Group for (a) net losses, (b) any writeup in the book value of any assets of the Borrower Group resulting from a revaluation thereof subsequent to the date of this Agreement, (c) treasury stock, (d) unamortized debt discount expense, (e) any cost of investments in excess of the fair market value of net assets acquired at the time of acquisition by any member of the Borrower Group, and (f) patents, patent applications, copyrights, trademarks, tradenames, experimental or organizational expenses and other like intangibles.

         "Guaranty" of any Person means any contract, agreement or understanding of such Person pursuant to which such Person provides for the payment of any Debt of any other Person (the "Primary Obligor") or otherwise protecting, or having the practical effect of protecting, the holder of such Debt against loss, in any manner, whether directly or indirectly, contingent or otherwise, including without limitation agreements: (a) to purchase such Debt or any property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain net worth or working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Debt, (c) to purchase property, securities or service primarily for the purpose of assuring the holder of such Debt of the ability of the Primary Obligor to make payment of the Debt, or (d) otherwise to assure the holder of the Debt of the Primary Obligor against loss in respect thereof.

         "Guaranty Agreements" shall have the meaning assigned to such term in
Section 2.02 hereof.

         "Hazardous Wastes" means all waste materials subject to regulation or defined as such under the Comprehensive Environmental Response, Compensation, and Liability Act as modified by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substance Control Act, or any applicable state law and any other applicable federal, state or local laws and their regulations now in force or hereafter enacted relating to hazardous waste disposal or environmental conservation.

         "Income Tax Expense" means, for any Person or consolidated group of Persons, to the extent deducted in determining Net Income, for any period, the income tax expense of such Person or Persons for such period, and in the case of a consolidated group of Persons, determined on a consolidated basis for such Persons, in accordance with Generally Accepted Accounting Principles.

          "Indemnified Party" shall have the meaning assigned to such term in
Section 10.03(b) hereof.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Interest Expense" means, for any Person or consolidated group of Persons, to the extent deducted in determining Net Income, for any period, interest expense of such Person or Persons for such period (including, without limitation, the interest component of payments under Capital Leases, and the net amounts payable (or minus the net amounts receivable) under any permitted Rate Hedging Agreement accrued during such period (whether or not actually paid or received during such period)), and in the case of a consolidated group of Persons, determined on a consolidated basis for such Persons, in accordance with Generally Accepted Accounting Principles.

         "Interest Payment Date" means (a) with respect to each Eurodollar Loan, the last day of each Interest Period for such Loan and, with respect to each Eurodollar Loan for which the Interest Period is longer than 3 months, the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in each of the calendar months during the Interest Period that is 3 or 6 months after commencement of the Interest Period for such Eurodollar Loan and (b) with respect to each Base Rate Loan or Swingline Loan, the last day of each calendar quarter and the Commitment Termination Date.

         "Interest Period" means, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan or continuation thereof and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect; provided, however, that (x) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) no Interest Period with respect to any Loan shall end later than the Commitment Termination Date

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and all regulations and official rulings and interpretations thereunder or thereof.

         "International Transit" means International Transit Logistics Services, Inc., an Ohio corporation and wholly-owned subsidiary of the Borrower, which is an inactive subsidiary with no operations, no material assets or liabilities and which the Borrower intends to terminate.

         "ISP98" shall have the meaning assigned to such term in Section
1.20(f).

         "Issuing Bank" means Bank of America in its capacity as Issuing Bank herein.

         "Legal Requirement" means any requirement imposed upon any Bank by any law of the United States of America or any other jurisdiction exercising or claiming authority over such Bank, including without limitation, any regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of the Federal Reserve Board, the Federal Deposit Insurance Corporation (or any successor agency), or any other board or governmental or administrative agency of the United States of America or such other jurisdiction.

         "Letter of Credit" means any Letter of Credit issued hereunder by Bank of America for the account of the Borrower or other Group Member pursuant to this Agreement.

         "Leverage Ratio" means, at any time, the ratio of (a) Group Debt at such time to (b) Group EBITDA for the four quarters most recently ended at or before such time and for which financial statements have been delivered pursuant to Section 5.06(a).

         "Lien" means any lien, mortgage, security interest, tax lien, attachment, levy, charge, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property or assets (or the income or profits therefrom) designed to secure the repayment of Debt, whether consensual or nonconsensual and whether arising by agreement or under any statute or law, or otherwise.

         "Loan" means an amount advanced pursuant to Section 1.01 and a Loan of a "type" means a Loan that bears, or is to bear, as the context may require, interest based on the Base Rate or Adjusted Eurodollar Rate.

         "Loan Documents" means this Agreement, the Notes, the Guaranty Agreements, the Pledge Agreement and any other document now or hereafter executed or delivered in connection with this Agreement or the Obligations, including, without limitation, any life insurance assignment, pledge agreement, security agreement, financing statement, deed of trust, mortgage, promissory note, Rate Hedging Agreement or subordination agreement (including any renewals, extensions and refundings thereof and any modifications, supplements and amendments thereto and substitutes therefor), each of which shall be in form and substance satisfactory to the Banks.

         "Loans" means Loans made pursuant to Section 1.01.

         "LOC Documents" means the documents reasonably required from time to time by the Issuing Bank in connection with the issuance of Letters of Credit requested pursuant to Section 1.02(c) of the Agreement, including its standard letter of credit application, reimbursement agreement and other documents.

         "LOC Obligations" means all indebtedness, liabilities and obligation of the Borrower with respect to Letters of Credit issued by the Issuing Bank.

         "Majority Banks" means, as of any date, Banks holding more than 50% of the aggregate Commitments of all Banks.

         "Mandatorily Redeemable Securities" means, as applied to a Person, any of such Person's Capital Securities or debt to the extent that it is redeemable, payable or required to be purchased or otherwise retired or extinguished (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person or (c) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings.

         "Margin Stock" means "margin stock" as defined in Regulation U.

         "Material Adverse Effect" means any material adverse effect upon (a) the validity, performance or enforceability of any Loan Document, (b) the financial condition or business operations or prospects of the Borrower Group taken as a whole or FECR, or (c) the ability of the Borrower and other Group Members to fulfill their obligations under the Loan Documents.

         "Maximum Permitted Rate" means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded could, under applicable law, result in (a) civil or criminal penalties being imposed on any Bank or (b) any Bank's being unable to enforce payment of (or if collected, to retain) all or part of such amount or the interest payable thereon.

         "Multiemployer Plan" shall mean a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which the Borrower, any Group Member or any ERISA Affiliate is or has been obligated to contribute.

         "Net Cash Proceeds" means the gross cash proceeds received by the Group Members in connection with the consummation of any of the transactions of the type described in clauses (i), (ii), or (iii) of Section 1.05(d) (a) in any such case, net of all fees, expenses, commissions, charges, taxes (to the extent paid) and costs incurred by the Group Members in connection with such transactions and (b) in addition, in the case of transactions of the type described in clause (i) of Section 1.05(d), net of amounts expended by the Group Members to repay any Debt which is either secured by the assets subject to such transaction or not assumed by the purchaser thereof or required to be repaid by such purchaser, provided that such Debt or security was not prohibited by the terms of this Agreement prior to the consummation of such transaction.

         "Net Income" means, for any Person or consolidated group of Persons, for any period, the net income of such Person or consolidated group of Persons for such period (taken as a cumulative whole and determined on a consolidated basis), provided that there shall be excluded: (a) any net income of a member of a group of Persons (other than EPIK) to the extent that the declaration or payment of dividends or similar distributions by that member is not at the time permitted by operation of the terms of any contract or applicable law; (b) any net income (or net loss) of any Person (other than a member of a group of Persons) in which any member of a group of Persons has an ownership interest, except to the extent that any such income has actually been received by such member in the form of cash dividends or similar distributions; (c) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets, or with respect to the disposition of obsolete or unusable property, provided that there shall also be excluded any related charges for taxes thereon; (d) any net gain arising from the collection of the proceeds of any insurance policy; (e) any write-up of any asset; (f) any net gains resulting from the defeasance of any Debt; and (g) any extraordinary gains or losses.

         "Non-Extending Bank" shall have the meaning assigned to such term in
Section 1.18.

         "Non-recourse Debt" means, with respect to any Person, Debt of such Person, the recourse for collection or payment of which is limited or restricted solely to the collateral specified in the collateral security documents relating to such Debt, without any recourse to the general assets or any other asset of such indebted Person or any other Person.

         "Notes" means the Revolving Notes and the Swingline Notes, individually or collectively as the context may require.

         "Notice of Borrowing" shall have the meaning assigned to such term in
Section 1.17.

         "Obligations" means all indebtedness, liabilities and obligations, including obligations arising under Rate Hedging Agreements of the Borrower to any of the Administrative Agent and the Banks, whether now existing or hereafter arising, direct or indirect, fixed or contingent, secured or unsecured, matured or unmatured, joint, several or joint and several, arising out of or in connection with this Agreement, the Notes, the Loans, or any other Loan Document or other document executed or delivered in connection with this Agreement or the Loans.

         "Organizational Documents" means the fundamental organizational and governing documents of a Person and includes, without limitation, (a) in the case of a corporation, its articles of incorporation and other charter documents, bylaws and agreements among stockholders, (b) in the case of a partnership, its certificate of partnership, partnership agreement and other agreements among partners and (c) in the case of a limited liability company, its articles of organization, operating agreement and other agreements among members.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Percentage" means, with respect to each Bank, the percentage set forth opposite the name of such Bank on the signature pages hereof or on the most recently executed Commitment Transfer Supplement to which such Bank is a party.

         "Permitted Liens" shall have the meaning assigned to such term in
Section 6.01.

         "Permitted Restrictive Covenants" means (a) any covenant or restriction contained in this Agreement, (b) any covenant or restriction binding upon any Person at the time such Person becomes a Subsidiary of a Group Member if the same is not created in contemplation thereof, (c) any covenant or restriction of the type contained in Section 6.01 that is contained in any Contract evidencing or providing for the creation of or concerning purchase money Debt permitted pursuant to Section 6.01, (d) any covenant or restriction contained in any Contract listed on Schedule 4.18, and (e) any covenant or restriction that (i) is not more burdensome than an existing Permitted Restrictive Covenant that is such by virtue of clause (b), (c) or (e), (ii) is contained in a Contract constituting a renewal, extension or replacement of the Contract in which such existing Permitted Restrictive Covenant is contained and (iii) is binding only on the Person or Persons bound by such existing Permitted Restrictive Covenant.

         "Person" shall include an individual, a sole proprietorship, a corporation, a joint venture, a general or limited partnership, a trust, an unincorporated organization, a mutual company, a joint stock company, an estate, a union, an employee organization or a Governmental Authority.

         "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA, or other plan maintained by the Borrower or any other Group Member for employees of the Borrower and/or the other Group Members, including those plans covered by Title IV of ERISA, or subject to the minimum funding standards under
Section 412 of the Internal Revenue Code, and every other employee benefit arrangement not subject to ERISA, including but not limited to, those arrangements providing profit-sharing, stock bonus, stock option, executive compensation, deferred compensation, severance, hospitalization, medical, dental, disability or life insurance benefits.

         "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

         "Property" shall have the meaning assigned to such term in Section 5.02(c) hereof.

         "Rate Hedging Agreement" shall mean any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and so-called "interest rate swap" agreements; and any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

         "Register" shall have the meaning assigned to such term in Section 10.12(b).

         "Regulations D, U and X" means Regulations D, U and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings thereunder or thereof.

         "Regulatory Change" means (a) any new, or any change in any existing, law, regulation, interpretation, directive or request (whether or not having the force of law) or (b) any change in the administration or enforcement of any such applicable law, regulation, interpretation, directive or request that becomes effective after the date of this Agreement, whether as a result of an enactment or determination of a Governmental Authority, or otherwise.

         "Remedial Work" shall have the meaning assigned to such term in Section 5.02(c)(iv).

         "Repayment Date" means the later of (a) the Commitment Termination Date or the reduction to zero of the Commitments, whichever first occurs and (b) the payment in full of the Loans and all other amounts payable hereunder.

         "Replacement Bank" shall have the meaning assigned to such term in
Section 1.18.

         "Reportable Event" shall have the meaning assigned to such term in Title IV of ERISA.

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Revolving Loans" shall have the meaning assigned to such term in
Section 1.01 hereof.

         "Revolving Notes" means the promissory notes executed by the Borrower and delivered to the Banks to evidence the Revolving Loans pursuant to Section 1.03(a) of this Agreement, together with any renewals, extensions, replacements or modifications thereof.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured will not be greater than the fair salable value of the assets of such Person at such time, (c) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to prevailing practices in the industry in which such Person is engaged. In computing the amount of any contingent liability at any time, it is intended that such liability will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that might reasonably be expected to become an actual or matured liability.

         "St. Joe Management Agreement" means the Master Agreement between Flagler and The St. Joe Company dated October 26, 1999, and all exhibits thereto, as each is in effect on the date hereof,.

         "St. Joe Recapitalization Agreement" means the Distribution and Recapitalization Agreement between the Borrower and The St. Joe Company dated October 26, 1999, as heretofore amended, as in effect on the date hereof and as of the date of the distribution described in such Agreement.

         "State Official" means, with respect to any Person, the Secretary of State or other appropriate official of the jurisdiction in which such Person was incorporated or organized who is authorized to certify official records of such Person on file in such jurisdiction.

         "STB" means the Surface Transportation Board of the U.S. Department of Transportation or any successor agency thereto.

         "Subsidiary" means, with respect to any Person, any other Person fifty percent (50%) or more of the outstanding Capital Securities of each class of which is owned or controlled, directly or indirectly, by such first Person and its Affiliates.

         "Swingline Bank" means Bank of America in its capacity as Swingline Bank herein.

         "Swingline Loan Request" has the meaning set forth in Section 1.02(b).

         "Swingline Loans" shall have the meaning assigned to such term in
Section 1.01(b) hereof.

         "Swingline Notes" means the promissory notes executed by the Borrower and delivered to the Swingline Bank pursuant to Section 1.03(b) of this Agreement, together with any renewals, extensions, replacements or modifications thereof.

         "Tax" means, in relation to any Loan, any federal, state, local or foreign tax, levy, impost, duty, deduction, withholding or other charge of whatever nature required by any Legal Requirement (a) to be paid by the Banks or
(b) to be withheld or deducted from any payment otherwise required hereby to be made by the Borrower to the Banks; provided, however, that the term "Tax" shall not include any taxes imposed upon the net income of the Banks.

         "Telerate Screen Page 3750" means the "British Bankers Association LIBOR Rates" shown on page 3750 of the Telerate System Incorporated Service.

         "Toxic Substances" means and includes any materials present on the Property which have been shown to have significant adverse effects on human health or which are subject to regulation under the Toxic Substances Control Act, applicable state law, or any other applicable federal, state or local laws now in force or hereafter enacted relating to toxic substances. "Toxic Substances" includes, but is not limited to, asbestos, polychlorinated biphenyls ("PCBs"), petroleum products, and lead-based paints.

         "Traffic Summary" means a traffic summary report prepared by the Borrower with respect to the railroad business of the Borrower Group in the form of Exhibit H.

         "UCP" shall have the meaning assigned to such term in Section 1.20(f).

         "Voting Stock" shall mean, at any time, all classes of capital stock of Borrower then outstanding and entitled to vote in the election of directors.

         "Withdrawal Liability" shall have the meaning given such term under
Part 1 of Subtitle E of the Title IV of ERISA.

                                                                     EXHIBIT B-1

                            [Form of Revolving Note]

$____________                                                      [City, State]
                                                             _____________, 2001

         FOR VALUE RECEIVED, FLORIDA EAST COAST INDUSTRIES, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of __________________ (the "Bank"), at the office of BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"), at 101 North Tryon Street, Charlotte, North Carolina 28255, on the dates provided in the Credit Agreement (the "Credit Agreement") dated as of March 22, 2001, among the Borrower, the Banks listed therein, Bank Of America, N.A., as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, First Union National Bank, as Syndication Agent, and SunTrust Bank, as Documentation Agent for the Banks, but in no event later than the Commitment Termination Date as defined in the Credit Agreement, in lawful money of the United States of America, in immediately available funds, the principal amount of _______________________ Dollars ($___________ ) or, if less than such principal amount, the aggregate unpaid principal amount of the Revolving Loans (as defined in the Credit Agreement) made by the Bank to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article I of the Credit Agreement.

         The Borrower promises to pay interest, payable on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be evidenced by the books and records of the Administrative Agent.

         This Note is one of the Revolving Notes referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York(including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), but excluding, to the fullest extent permitted by applicable law, all other choice of law and conflict of law rules.

                                           FLORIDA EAST COAST INDUSTRIES, INC.
                                           By:
                                               ---------------------------------
                                           Title:
                                                 -------------------------------

                                                                     EXHIBIT B-2

                            [Form of Swingline Note]

$10,000,000                                                    ___________, 2001
                                                                   [City, State]

         FOR VALUE RECEIVED, FLORIDA EAST COAST INDUSTRIES, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the "Bank"), at the office of BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"), at 101 North Tryon Street, Charlotte, North Carolina 28255, on the dates provided in the Credit Agreement (the "Credit Agreement") dated as of March 22, 2001, among the Borrower, the Banks listed therein, Bank Of America, N.A., , as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, First Union National Bank, as Syndication Agent, and SunTrust Bank, as Documentation Agent for the Banks, but in no event later than the Commitment Termination Date as defined in the Credit Agreement, in lawful money of the United States of America, in immediately available funds, the principal amount of TEN MILLION DOLLARS ($10,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of the Swingline Loans (as defined in the Credit Agreement) made by the Bank to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Article I of the Credit Agreement.

         The Borrower promises to pay interest, payable on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

         The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be evidenced by the books and records of the Administrative Agent.

         This Note is the Swingline Note referred to in the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of New York(including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), but excluding, to the fullest extent permitted by applicable law, all other choice of law and conflict of law rules.

                                           FLORIDA EAST COAST INDUSTRIES, INC.
                                           By:
                                               ---------------------------------
                                           Title:
                                                 -------------------------------

                                    EXHIBIT C

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT, dated as of March 22, 2001, made by FLORIDA EAST COAST INDUSTRIES, INC., a Florida corporation (the "Pledgor"), to BANK OF AMERICA, N.A., a national banking association, as agent (in such capacity, the "Agent"), for the banks (the "Banks") under the Credit Agreement (as defined below), recites and provides:

                                    RECITALS

         WHEREAS, pursuant to the Credit Agreement dated as of March 22, 2001, among the Pledgor, the Agent and the Banks named therein, the Banks have agreed to make Loans to the Pledgor for the purposes described in the Credit Agreement, such Loans to be evidenced by Notes of the Pledgor payable to the order of the respective Banks as provided in the Credit Agreement; and

         WHEREAS, the Banks are willing to make the Loans but only upon the condition, among others, that the Pledgor executes and delivers to the Agent for the ratable benefit of the Banks this Pledge Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein. For the purposes of this Pledge Agreement, the following terms shall have the following meanings:

                  "Obligations" means all indebtedness, liabilities and obligations, including obligations under Rate Hedging Agreements of the Pledgor to any of the Administrative Agent and the Banks, whether now existing or hereafter arising, direct or indirect, fixed or contingent, secured or unsecured, matured or unmatured, joint, several or joint and several, arising out of or in connection with the Credit Agreement, the Notes, the Loans, or any other Loan Document or other document executed and delivered in connection with the Credit Agreement or the Loans.

                  "Pledged Assets" means the Capital Securities described in
         Schedule 1 hereto, together with all certificates, options, rights, dividends, other distributions or intangible rights or assets issued as an addition to, in substitution or in exchange for, or on account of, any such Capital Securities, and all proceeds of all of the foregoing, now or hereafter owned or acquired by the Pledgor.

                  "Pledged Securities" means the Capital Securities described in
         Schedule 1 hereto and all other Capital Securities now or hereafter included in the Pledged Assets.

         2. Grant of Security Interest.

         (a) As collateral security for the prompt and complete payment and performance when due of all of the Obligations and in order to induce the Agent and the Banks to enter into the Credit Agreement and make the Loans in accordance with the terms thereof, the Pledgor hereby pledges to the Agent for the ratable benefit of the Banks the Pledged Assets and grants to the Agent for the ratable benefit of the Banks a lien on and security interest therein.

         (b) If the Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Securities, any:

                  (i) Certificate or other evidence of ownership, including, but without limitation, any certificate issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination, spin-off or split-off;

                  (ii) Option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Pledged Securities, or otherwise;

                  (iii) Dividend or distribution payable in property (other than cash), including Capital Securities issued by an issuer other than the issuer of any of the Pledged Securities; or

                  (iv) Dividends or distributions of any sort (other than those permitted to be retained by the Pledgor pursuant to Section 2(d));

         then the Pledgor shall accept the same as the agent of the Agent and the Banks, in trust for the Agent and the Banks, and shall deliver them forthwith to the Agent in the exact form received with, as applicable, the Pledgor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by the Agent, subject to the terms hereof, as part of the Pledged Assets.

         (c) Prior to the occurrence of an Event of Default, the Pledgor shall retain all voting rights with respect to the Pledged Securities. At any time the Agent, at its option, may have any or all of the Pledged Securities registered in its name or that of its nominee on the books of the issuer of the Pledged Securities, and the Pledgor hereby covenants that, upon the Agent's request, the Pledgor will cause the issuer of the Pledged Securities to effect such registration. If such registration is effected prior to the occurrence of an Event of Default, the Pledgor shall nevertheless retain all voting rights with respect to the Pledged Securities, and, for that purpose, the Agent shall execute and deliver to the Pledgor all proxies reasonably requested by the Pledgor. Immediately upon written notice to the Pledgor following the occurrence and during the continuation of any Event of Default, whether or not the Pledged Securities shall have been registered in the name of the Agent or its nominee, the Agent or its nominee shall have, with respect to the Pledged Securities, the right to exercise all voting rights with respect thereto and all conversion, exchange, subscription or other rights, privileges or options as any owner or holder pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Pledged Securities, and, in connection therewith, to deliver any of the Pledged Securities to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or any delay in so doing.

         (d) Unless an Event of Default has occurred and is continuing, the Pledgor shall be entitled, if not prohibited by the Credit Agreement, to receive for its own use cash dividends or distributions on the Pledged Securities. Upon the occurrence and during the continuation of an Event of Default, the Agent may require any such cash dividends or distributions to be delivered to the Agent as additional security hereunder or applied toward the satisfaction of the Obligations.

         3. Remedies, Rights Upon Default.

         (a) Upon and after the occurrence and during the continuation of an Event of Default, the Agent may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Assets or any part thereof, and may forthwith, or agree to, sell or otherwise dispose of and deliver the Pledged Assets or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Agent's offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Securities purchase the shares or other interests constituting the Pledged Securities for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to the Agent or any purchaser to purchase upon any such sale the whole or any part of the Pledged Assets free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released.

         (b) The proceeds of any such disposition or other action by the Agent shall be applied as follows:

                  (i) First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Assets or in any way relating to the rights of the Agent hereunder, including reasonable attorneys' fees and legal expenses;

                  (ii) Second, to the satisfaction of the Obligations;

                  (iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code as in effect in the State of Florida (the "UCC")); and

                  (iv) Fourth, to the Pledgor to the extent of any surplus proceeds.

         (c) The Agent need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale may take place, which notice the Pledgor hereby deems reasonable.

         4. Representations and Warranties of Pledgor. The Pledgor represents and warrants that:

         (a) It has, and has duly exercised, all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Assets for the purposes described in the recitals to this Pledge Agreement, and to carry out the transactions contemplated by this Pledge Agreement;

         (b) It is the legal and beneficial owner of all of the Pledged Assets;

         (c) The Pledged Securities constitute all of the issued and outstanding Capital Securities of each issuer thereof;

         (d) All of the Pledged Securities have been duly and validly issued, are fully paid and nonassessable, and all of the Pledged Assets are owned by the Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in or on such Pledged Assets or the proceeds thereof, except for that granted hereunder;

         (e) The execution and delivery of this Pledge Agreement, and the performance of its terms, will not result in any violation of any provision of the Organizational Documents of the Pledgor or the applicable issuer of the Pledged Securities or violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to the Pledgor or any of its property; and

         (f) Upon the delivery of all certificates and instruments evidencing the Pledged Securities to the Agent or its agent and the filing of financing statements in the filing offices described in Schedule 2 hereto naming the Pledgor as debtor, the Agent as secured party and describing the Pledged Assets, this Pledge Agreement will create a valid first lien upon and perfected security interest in the Pledged Assets and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Assets.

         (g) The Pledgor's chief executive office within the meaning of ss. 9-103(3)(d) of the UCC, is listed on Schedule 2 hereto.

         (h) None of the Pledged Securities is, nor at any time during the term of this Pledge Agreement will be, (i) dealt in or traded on securities exchanges or in securities markets, (ii) expressly governed by Article 8 ("Article 8") of the UCC pursuant to the terms of the Organizational Documents, (iii) an investment company security (as defined in UCC ss. 8-103 of Article 8) or (iv) held in a securities account (as defined in UCC ss. 8-501 of Article 8).

         (i) Except for the filing of the Financing Statements and the delivery of certificates evidencing the Pledged Securities along with stock powers executed in blank, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for (1) the pledge by the Pledgor of the Pledged Assets pursuant to this Pledge Agreement, (2) the creation and perfection of a first priority security interest in the Pledged Assets in favor of the Banks or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (3) for the exercise by the Agent on behalf of the Banks of the remedies in respect of the Pledged Assets pursuant to this Pledge Agreement (except as may be required by the UCC).

         5. Covenants of Pledgor.

         (a) The Pledgor hereby covenants that, until the Repayment Date, it will not, without the prior written consent of the Agent and the Banks:

                  (i) Sell, convey, or otherwise dispose of any of the Pledged Assets (other than cash distributions permitted to be retained by the Pledgor pursuant to Section 2(d)) or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or security interest whatsoever in or with respect to any of the Pledged Assets or the proceeds thereof, other than that created hereby; or

                  (ii) Consent to or approve the issuance of any additional Capital Securities in the issuer of the Pledged Securities; or any Capital Securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such Capital Securities, or any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such Capital Securities, unless, in each case, such additional Capital Securities, convertible Capital Securities, warrants, options, rights or other commitments, are pledged to the Agent pursuant to this Agreement; or

                  (iii) Change its name, identity or organizational structure in any manner that might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Pledgor has given the Agent at least 90 days' prior written notice thereof or has delivered to the Agent acknowledgment copies of UCC-3 financing statements duly executed and duly filed in each jurisdiction in which UCC-l filings were required in order to perfect the security interest granted by this Pledge Agreement in the Pledged Assets and have taken all actions (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading; or

                  (iv) Change its chief executive office as set forth in
Schedule 2 hereto unless it has given the Agent at least 90 days' prior written notice thereof or has delivered to the Agent acknowledgment copies of UCC-1 financing statements duly executed and filed in each of the filing offices in which UCC-1 filings are required in order to perfect any of the security interests granted hereunder in the Pledged Assets.

         (b) The Pledgor warrants and will, at its own expense, defend the Agent's right, title, special property and security interest in and to the Pledged Assets against the claims of any person, firm, corporation or other entity.

         6. Registration Statement.

         (a) If the Agent elects to exercise its right to sell or otherwise dispose of all or any part of the Pledged Securities, and if, in the opinion of counsel for the Agent, it is necessary to have the Pledged Securities or that portion thereof to be sold registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor shall use its best efforts to cause:

                  (i) The issuer of such Pledged Securities, its governing body and responsible officers, to take all action necessary to register such Pledged Securities or that portion thereof to be disposed of under the provisions of the Securities Act, at the Pledgor's expense;

                  (ii) The registration statement relating thereto to become effective and to remain so for not less than one year from the date of the first public offering of such Pledged Securities or that portion thereof so to be disposed of, and to make all amendments thereto and to the related prospectus that, in the opinion of the Agent or its counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (iii) The issuer of such Pledged Securities to comply with the provisions of the "Blue Sky" law of any jurisdiction designated by the Agent; and

                  (iv) The issuer of such Pledged Securities to make available to all holders of its Capital Securities, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) The Pledgor acknowledges that a breach of any of the covenants contained in paragraph 5(a) above may cause irreparable injury to the Banks; that the Agent and the Banks will have no adequate remedy at law with respect to such breach; and, as a consequence, that the Pledgor's covenants in paragraph 5(a) shall be specifically enforceable against the Pledgor; and the Pledgor hereby waives, to the extent such waiver is enforceable under law, and shall not assert, any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred.

         (c) Notwithstanding the foregoing, the Pledgor recognizes that the Agent may be unable to effect a public sale of all or a part of the Pledged Securities and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Capital Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those of public sales, and agrees that the sale of the Pledged Securities does not have to be a public sale in order to be made in a commercially reasonable manner and that the Agent has no obligation to delay sale of any such Pledged Securities to permit the issuer thereof to register it for public sale under the Securities Act.

         7. Notices Concerning Pledged Assets. The Pledgor will promptly deliver to the Agent all written notices, and will promptly give the Agent written notice of any other notices, received by it with respect to Pledged Assets.

         8. Further Assurances. The Pledgor shall at any time, and from time to time, upon the written request of the Agent, execute and deliver such further documents and do such further acts and things as the Agent may reasonably request to effect the purposes of this Pledge Agreement, including, without limitation, delivering to the Agent upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Securities in form satisfactory to the Agent. Until receipt thereof, this Pledge Agreement shall constitute the Pledgor's proxy to the Agent or its nominee to vote all Pledged Securities then registered in the Pledgor's name in accordance with Section 2(c).

         9. Termination. This Pledge Agreement shall terminate on the later of
(i) the second anniversary of the Closing Date and (ii) the last day of the second consecutive quarter in which the Leverage Ratio has been less than 2.25x, provided, however, that if the Leverage Ratio is greater than or equal to 2.25x at any time after such pledge has been released, the Borrower shall re-pledge the Collateral to the Banks and take all actions necessary to effect such pledge. Upon termination of this Pledge Agreement, the Agent shall deliver to the Pledgor, or register a release for the benefit of the Pledgor, at the Pledgor's expense, such of the Pledged Assets as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

         10. Limitation on Agent's Duty in Respect of Collateral. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Assets while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Assets upon surrendering or tendering surrender of the Pledged Assets to the Pledgor.

         11. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12. No Waiver; Cumulative Remedies. Neither the Agent nor the Banks shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Agent on behalf of the Banks, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or the Banks would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent or the Banks, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise or any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgor and the Agent on behalf of the Banks.

         13. Successors and Assigns; Governing Law. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, the Banks and their respective successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New York.

         14. Further Indemnification. The Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Assets or in connection with any of the transactions contemplated by this Pledge Agreement.

         15. Notices. Any notice to the Agent or the Banks or the Pledgor required or permitted by this Pledge Agreement shall be effective if given in accordance with Section 10.04 of the Credit Agreement.

         IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered as of the date and year first above written.



                                             FLORIDA EAST COAST INDUSTRIES, INC.


                                             By:
                                                 -----------------------------
                                                 Robert W. Anestis
                                                 President

                                   Schedule 1

                               CAPITAL SECURITIES


-------------------------------------------------------------------------------------------------------------------------------
   ISSUER, INCLUDING EXACT NAME, THE TYPE OF         CERTIFICATE NO. (IF        NO. OF UNITS        EXACT NAME OF
           ENTITY AND JURISDICTION OF                    APPLICABLE)            & OWNERSHIP %     REGISTERED HOLDER
                  ORGANIZATION
-------------------------------------------------------------------------------------------------------------------------------
Florida East Coast Railway, LLC, a Florida                    1                   100 Units      Florida East Coast
limited liability company                                                           100%         Industries, Inc.

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------


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-------------------------------------------------------------------------------------------------------------------------------

                                   Schedule 2

                         FILING OFFICES AND INFORMATION


Filing Offices:            Secretary of State of the State of Florida








Location of Debtor:        Florida East Coast Industries, Inc.
                           One Magala Street
                           St. Augustine, Florida  32084
                           Attention:  General Counsel
                           Telecopier Number (904) 826-2379

                                    EXHIBIT D

                               GUARANTY AGREEMENT

         This GUARANTY AGREEMENT, dated as of March , 2001, made by the undersigned (collectively, the "Guarantors", and each a "Guarantor"), to BANK OF AMERICA, N.A., a national banking association, as agent (in such capacity, the "Agent") for the Banks (the "Banks") under the Credit Agreement (as defined below), recites and provides as follows:

                                    RECITALS

         WHEREAS, pursuant to that certain Credit Agreement dated as of March 22, 2001, among Florida East Coast Industries, Inc., a Florida corporation (the "Borrower"), the Banks listed therein (collectively, the "Banks"), Bank of America, N.A., as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, First Union National Bank, as Syndication Agent, and SunTrust Bank, as Documentation Agent for the Banks (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"), the Banks have agreed to make revolving credit loans to the Borrower in the maximum aggregate principal amount of $375,000,000 (the "Loans"), such Loans to be evidenced by Promissory Notes, dated as of March 22, 2001, all as provided in the Credit Agreement (each hereinafter as the same may from time to time be amended, extended or otherwise modified, called a "Note", and collectively and together with all other promissory notes executed by the Borrower pursuant to Section 1.03 of the Credit Agreement and all renewals, extensions, replacements or modifications thereof, the "Notes") (except as otherwise defined herein, capitalized terms used herein shall have their meanings set forth in the Credit Agreement); and

         WHEREAS, each of the Guarantors operates a business similar to or relating to the business of the Borrower and will receive benefits from the Credit Agreement and Loans; and

         WHEREAS, the Banks are unwilling to make the Loans without obtaining the unconditional guaranties of the Guarantors;

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the anticipated benefits to the Guarantors by virtue of their relationship to the Borrower and to induce the Banks to make the Loans, the Guarantors hereby jointly and severally covenant and agree as follows:

                                    ARTICLE I
                                    Guaranty

         Section 1.1. Guaranteed Payments. The Guarantors hereby jointly and severally guarantee to the Agent and the Banks, for the benefit of any present or future holder of the Notes, the full and prompt payment of the following (hereinafter referred to collectively as "Guaranteed Payments"): (a) the principal of the Notes when and as the same shall become due (whether at maturity, by acceleration or call for prepayment or otherwise), (b) the interest on the Notes when and as the same shall become due, and (c) the Obligations and all other obligations and indebtedness of any and every kind and nature now or hereafter owing or arising under or pursuant to the Credit Agreement and the other Loan Documents.

         Section 1.2. Term of Guaranty. This Guaranty shall be a continuing, absolute and unconditional Guaranty and shall remain in full force and effect until all Guaranteed Payments are made in full by the Borrower or the Guarantors, as the case may be. Notwithstanding the fact that the Guaranteed Payments may have been paid in full and this Guaranty may have been returned to the Guarantors, the Guarantors' obligations hereunder shall continue in full force and effect with respect to any amounts that any of the Banks may ever be required to repay under any bankruptcy or insolvency laws.

         Section 1.3. Guaranty of Payment. This is a guaranty of payment and not of collection, and the Guarantors expressly waive any right to require that any action be brought against the Borrower or any other guarantor of the Notes or the Loans or to require that resort be had to any collateral. If the Borrower shall fail to make any Guaranteed Payment when and as the same becomes due (whether at maturity, by acceleration or call for prepayment or otherwise), the Guarantors, upon demand, without notice other than such demand and without the necessity of further action by the Agent or the Banks, shall promptly and fully make such payment. The Guarantors shall pay all reasonable costs and expenses, including reasonable counsel fees and expenses, paid or incurred by the Agent and the Banks, in connection with the enforcement of the obligation of the Borrower to make any Guaranteed Payment or the enforcement of the obligations of the Guarantors hereunder. All payments by the Guarantors shall be made in lawful money of the United States of America. Each default in any Guaranteed Payment shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

         Section 1.4. Obligations Unconditional. The obligations of the Guarantors hereunder shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including without limitation (a) any compromise, settlement, release, waiver, renewal, extension, indulgence, impairment, limitation of liability, change in or modification of (1) any of the obligations and liabilities, either original or assumed, of the Borrower contained in the Notes, the Credit Agreement, or the other Loan Documents, or
(2) any security for the Loans or the Notes; (b) any exchange, release or surrender to the Borrower or to any guarantor, pledgor, or grantor of any collateral, or any waiver, release or subordination of any security interest, in whole or in part, now or hereafter held as security for the Loans or the Notes;
(c) any impairment, modification, release or limitation of (1) the liability of the Borrower or (2) any security for the Loans or the Notes or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal bankruptcy laws or other statute or from the decision of any court relating thereto; (d) the assertion or exercise by the Agent or any of the Banks of any rights or remedies under the Loan Documents or this Guaranty or any other guaranty of the Notes or their delay in asserting or exercising, or failure to assert or exercise or waiver of, any such rights or remedies; or (e) any release of any one or more of the Guarantors or any other guarantor of the Loans or the Notes. No invalidity, irregularity or unenforceability of any obligation of the Borrower under the Notes or the Credit Agreement hereby guaranteed or of any security therefor shall affect, impair, or be a defense to this Guaranty. This Guaranty is a primary obligation of each of the Guarantors, it being understood that the Agent and the Banks may enforce this

Guaranty directly against one or more of the Guarantors without any requirement of enforcing this Guaranty against all of the Guarantors as a group.

         Section 1.5. Waivers. The Guarantors unconditionally waive (a) notice of any of the matters referred to in Section 1.4 and (b) any demand (except as specified in Section 1.3), proof or notice of default in the making of any Guaranteed Payment when due or of any other default by the Borrower under the Loan Documents; provided that this section and Section 1.4 do not waive or vary any rights of the Guarantors that may not be waived or varied under applicable law.

         Section 1.6. No Guarantor Set-Offs. No lawful act of commission or omission of any kind or at any time upon the part of the Agent or the Banks in respect of any matter whatsoever shall in any way affect or impair the rights of the Agent or the Banks to enforce any right, power or benefit under this Guaranty, and no set-off, claim, reduction or diminution of any obligation or any defense of any kind or nature which any Guarantor has or may have against the Agent or the Banks shall be available against the Agent or the Banks in any suit or action brought by the Agent or any Bank to enforce any right, power or benefit under this Guaranty. Nothing in this Guaranty shall be construed as a waiver by the Guarantors of any rights or claims which the Guarantors may have against the Agent or the Banks under this Guaranty or otherwise, but any recovery upon such rights and claims shall be had from the Agent or the Banks separately, it being the intent of this Guaranty that the Guarantors shall be unconditionally and absolutely obligated to perform fully all of their obligations, covenants and agreements hereunder for the benefit of the Banks.

         Section 1.7. Banks' Right to Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Bank (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its affiliates) to or for the credit or the account of the Guarantors against any and all of the obligations of the Guarantors now or hereafter existing under this Guaranty, irrespective of whether such Bank shall have made any demand under this Guaranty. Each Bank agrees promptly to notify each Guarantor after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Bank may have.

                                   ARTICLE II
                                 Representations

         Each of the Guarantors represents and warrants to the Agent and the Banks and as the basis for its undertakings hereunder that each of the representations and warranties of the Borrower set forth in the Credit Agreement as it relates to such Guarantor is true and correct on and as of the date hereof. Additionally, each of the Guarantors represents and warrants to the Agent and the Banks that it operates a business similar to or relating to the business of Borrower and will receive benefits from the Credit Agreement and the Loans.

                                   ARTICLE III
                                    Covenants

         Each of the Guarantors hereby covenants that it shall comply with each of the covenants made by the Borrower with respect to such Guarantor in the Credit Agreement.

                                   ARTICLE IV
                           Events of Default; Remedies

         Section 4.1. Event of Default Defined. An Event of Default hereunder shall mean an "Event of Default" as defined in the Credit Agreement.

         Section 4.2. Remedies Upon Default. Upon the occurrence and continuation of an Event of Default hereunder:

         (a) As provided in the Credit Agreement, the Agent may declare the entire unpaid principal of and accrued interest on the Notes to be immediately due and payable or such principal and interest shall become immediately due and payable without further action on the part of the Agent or the Banks.

         (b) The Agent and the Banks may take whatever action at law or in equity may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant, condition or agreement of the Guarantors under this Guaranty.

                                    ARTICLE V
                      Subordination; Waiver of Subrogation

         Section 5.1. Subordination. Each Guarantor hereby subordinates all indebtedness of the Borrower and the other Guarantors owing to it, whether now existing or hereafter arising, direct or contingent (including contribution rights with respect to payments made under this Guaranty) to the full and prompt payment of the Guaranteed Payments. Upon the occurrence and during continuation of an Event of Default hereunder, the Guarantors may not receive or collect payments on the subordinated indebtedness. Any amounts received by the Guarantors as a payment on the subordinated indebtedness that is not permitted by the Credit Agreement shall be retained and held in trust by the Guarantors for the benefit of the holders of the Notes.

         Section 5.2 Waiver of Subrogation. Notwithstanding any other provision of this guaranty, each Guarantor hereby irrevocably waives, until the Guaranteed Payments have been satisfied in full and the Commitments terminated, any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims or liens of the Banks, their successors or assignees or any other beneficiary against the Borrower, any Guarantor or any other obligor on the Guaranteed Payments or on any collateral or other security, and each such Guarantor shall have no right of recourse, reimbursement, contribution, indemnification, or similar right it may have (by contract or otherwise) against the Borrower or any other obligor on all or any part of the Guaranteed Payments or any guarantor thereof, and each Guarantor hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to the Banks or any other beneficiary to secure payment of the Guaranteed Payments.

                                   ARTICLE VI
                                  Miscellaneous

         Section 6.1. Notices. All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in the Credit Agreement, and in the case of the Guarantors addressed to them at the address given for notices to the Borrower pursuant to Section 10.04 of the Credit Agreement.

         Section 6.2. Successors and Assigns. This Guaranty shall be binding upon the Guarantors, their successors and assigns, and all rights against the Guarantors arising under this Guaranty shall be for the sole benefit of the Agent and the Banks and any present or future holders of the Notes or beneficiaries of the Obligations.

         Section 6.3. Severability. If any provision of this Guaranty shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

         Section 6.4. Applicable Law. This Guaranty shall in all respects be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), but excluding, to the fullest extent permitted by applicable law, all other choice of law and conflict of law rules.

         Section 6.5. WAIVER OF JURY TRIAL.

         TO THE FULLEST EXTENT PERMITTED BY LAW, THE AGENT, EACH BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, ANY BANK OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT.

                        [SIGNATURES APPEAR ON NEXT PAGE]

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed in their corporate names as of the date first above written.



                                        FLORIDA EAST COAST RAILWAY, L.L.C.,
                                            a Florida limited liability company

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        FLAGLER DEVELOPMENT COMPANY,
                                            a Florida corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        GRAN CENTRAL--DEERWOOD NORTH, L.L.C., a
                                            Delaware limited liability company

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        FLORIDA EXPRESS CARRIERS, INC.,
                                            a Florida corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        FLORIDA EXPRESS LOGISTICS, INC., a
                                            Florida corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        FLORIDA EAST COAST DELIVERIES, INC.,
                                            a Florida corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        RAILROAD TRACK CONSTRUCTION CORP.,
                                            a Florida corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT E

                           CONDITIONS TO INITIAL LOANS

         This is Exhibit E to that certain Credit Agreement dated as of March 22, 2001, among FLORIDA EAST COAST INDUSTRIES, INC., the Banks listed therein, BANK OF AMERICA, N.A., , as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, FIRST UNION NATIONAL BANK, as Syndication Agent, and SUNTRUST BANK, as Documentation Agent for the Banks (the "Agreement"). All capitalized terms used but not defined herein or in the appendices hereto shall have the meanings given to them in the Agreement.

         1. The Borrower shall have delivered, or caused to be delivered, to each Bank:

         (a) A duplicate original of the Agreement executed on the Borrower's behalf by its duly authorized officer.

         (b) A duly executed Revolving Note payable to its order and otherwise complying with the provisions of Section 1.03(a) of the Agreement.

         (c) The written opinions of Sidley & Austin, counsel to the Borrower, and the Borrower's general counsel addressing the matters and substantially in the form attached as Appendix 1 to this Exhibit, and addressing such other legal matters as the Banks and their counsel may require.

         2. The Borrower shall have delivered, or caused to be delivered, to the Administrative Agent:

         (a) A copy of the Articles of Incorporation of the Borrower and each other Group Member, as amended, certified as of a recent date by a State Official.

         (b) A certificate of a State Official, dated as of a recent date, as to the good standing and charter documents of the Borrower and each other Group Member, on file in the office of such State Official.

         (c) A certificate of the Secretary or an Assistant Secretary of the Borrower and each other Group Member dated as of the Closing Date substantially in the form attached as Appendix 2 to this Exhibit.

         (d) A certificate substantially in the form attached as Appendix 3 to this Exhibit certifying that (i) the Borrower is in compliance with all the terms and provisions of the Agreement and at the time of and immediately after such borrowing no Default has occurred or is continuing, and (ii) the representations and warranties contained in Article IV of the Agreement are true and correct in all material respects.

         (e) Duly executed duplicate originals of the Guaranty Agreement.

         (f) Duly executed duplicate originals of the Pledge Agreement.

         (g) Certified copies of all consents and required governmental approvals, if any, necessary for the execution, delivery and performance of the Agreement, the Notes and the other Loan Documents and the transactions contemplated thereby.

         (h) A certificate of insurance showing that the insurance required by
Section 5.03 of the Agreement has been obtained.

         (i) Evidence satisfactory to the Administrative Agent that no property of the Borrower is subject to any Lien except Permitted Liens, including lien searches in each jurisdiction in which the Borrower conducts rail operations and hold assets.

         (j) A duly executed and delivered Certificate Regarding Solvency (in the form of Appendix 4 hereto) dated the Closing Date and signed on the Borrower's behalf by its chief financial officer.

         (k) Payment in full of all fees required to be paid on the Closing Date and all of the Administrative Agent's out-of-pocket costs and expenses (including counsel fees and disbursements) payable in accordance with Section
10.03 for which invoices have been submitted on or prior to such date.

         (l) Evidence satisfactory to the Administrative Agent that the Banks have a first priority perfected security interest in the Collateral securing the Obligations.

         (m) Stock (or membership interest) certificates evidencing the Collateral and corresponding stock powers executed in blank.

         (n) Such other documents as the Administrative Agent, the Banks and their counsel may reasonably request.

         3. The Borrower shall have delivered to the Swingline Bank a duly executed Swingline Note payable to its order and otherwise complying with the provisions of Section 1.03(b) of the Agreement.

                                   APPENDIX 1

                                 FORM OF OPINION


                                 [Closing Date]

[Addressed to the Agent and the Banks]

Ladies and Gentlemen:

         We have acted as counsel to Florida East Coast Industries, Inc., a Florida corporation (the "Borrower"), and its subsidiaries (collectively, the "Guarantors") in connection with the preparation, execution and delivery of the Credit Agreement dated as of March 22, 2001 (the "Credit Agreement"), among the Borrower, the Banks listed therein (collectively, the "Banks"), Bank Of America, N.A., as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, _____________ Bank, as Syndication Agent, and _____________ Bank, as Documentation Agent for the Banks. Terms capitalized but not defined herein shall have the meanings given to them in the Credit Agreement.

         In so acting, we have reviewed executed copies of the following documents:

                           (i)      the Credit Agreement;

                           (ii)     the Notes;

                           (iii)    the Guaranty Agreement; and

                           (iv)     the Pledge Agreement.

         We have relied upon originals or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Except with respect to the Borrower and the Guarantors, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing and the qualifications and assumptions set forth below, we are of the opinion that:

         1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and each Guarantor is duly organized, validly existing and in good standing in each case under the laws of the jurisdiction of its organization. Each of the Borrower and the Guarantors has the corporate power and authority to own its respective properties and to carry on its respective businesses as now conducted and is duly qualified to do business, and is in good standing as a foreign entity in all jurisdictions wherein such qualification is required by reason of the nature of its business and activities or the location of its property. The Borrower has the corporate power to execute, deliver and perform the Credit Agreement, to borrow thereunder and to execute and deliver the Notes. Each Guarantor has the corporate power to execute, deliver and perform the Loan Documents to which it is a party.

         2. The execution and delivery by the Borrower and the Guarantors and the performance by the Borrower and the Guarantors of the obligations provided for in, the Loan Documents have been duly authorized by all proper and necessary corporate action. Each of the Loan Documents to which the Borrower and the Guarantors are a party have been duly executed and delivered by the Borrower and the Guarantors, as applicable.

         3. The Loan Documents to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (b) general principles of equity (whether considered in a proceeding in at law or in equity).

         4. The Loan Documents to which any Guarantor is a party constitute the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and (b) general principles of equity (whether considered in a proceeding in at law or in equity).

         5. The Collateral constitutes all of the Capital Securities of FECR.

         6. The Pledge Agreement is in a form sufficient to create a valid security interest under Article 8 of the Uniform Commercial Code as adopted in the State of New York (the "UCC") in those items and types of Collateral (as such term is defined in the Pledge Agreement) which are subject to the provisions of Article 8 of the UCC as security for payment of the Loans.

         7. Possession by the Administrative Agent of stock certificates representing the Collateral will be sufficient to perfect the security interest created by the Pledge Agreement in such Collateral.

         8. No action, suit, proceeding, inquiry or investigation before or by any arbitrator or any court, public body, board, administrative agency or other Governmental Authority is pending or, to best of our knowledge, threatened against or affecting the Borrower or any Guarantor.

         9. To the best of our knowledge, neither the Borrower nor any Guarantor is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency where such default could have a material and adverse affect on the financial condition of the Borrower or of the Borrower and the Guarantors taken as a whole.

         10. No approval of, consent from or filing with any Governmental Authority or any other Person, which approval, consent or filing has not heretofore been obtained, given or made, is required in connection with the execution and delivery by the Borrower or the Guarantors of any of the Loan Documents.

         11. The execution and delivery of the Loan Documents, the consummation of the transactions therein contemplated, the performance of and compliance with the provisions thereof and the application of the proceeds of the Loans as therein contemplated do not and will not (A) violate, conflict with, result in the breach of, or constitute a default under (i) any provision of law, (ii) the Organizational Documents of the Borrower or any Guarantor, (iii) any instrument, agreement or contract to which the Borrower or any Guarantor is a party, or by or to which the Borrower or any Guarantor or any properties of the Borrower or any Guarantor may be affected, bound or subject, or (iv) any order, writ, injunction or decree of any court, arbitrator or Governmental Authority, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Borrower.

         12. The execution, delivery and performance of the Credit Agreement and the use of the proceeds of the Loans thereunder do not and will not constitute a violation of Regulations D, X or U of the Board of Governors of the Federal Reserve System.

         13. The Agent and the Banks will not be (i) deemed to be doing business for purposes of any requirement for qualification as a foreign corporation in Florida or New York solely by reason of making the Loans or enforcing any of the Loan Documents, or (ii) denied access to the court system of such jurisdictions by reason of not having so qualified in such jurisdiction on the sole basis of having made the Loans or enforcing the Loan Documents. We express no opinion in this paragraph with respect to any other loans or activities of the Agent and the Banks, and the Agent and the Banks shall not, nor shall they have any right to, rely on such opinion in connection with any loans or activities except those expressly referred to in the first sentence of this paragraph.

         14. The payment by the Borrower and receipt by the Banks, as applicable, of interest and other payments required to be paid pursuant to the terms of Credit Agreement and the Notes will not constitute unlawful interest or otherwise violate the usury laws of the State of Florida or the State of New York.

         This opinion is being delivered to you at the request of our clients pursuant to Section 1(c) of Exhibit C to the Credit Agreement. This opinion is solely for your benefit and may not be relied upon by any other person without our prior written consent.

         We are members of the Bar of State of New York and express no opinion with respect to the law of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, in each case as in effect on the date hereof. [As to matters of Florida law, we have relied on the opinions of counsel qualified in such state (copy of which is attached hereto), and we are of the opinion that you are justified in relying thereon.]

                                                Very truly yours,

                                   APPENDIX 2

                         FORM OF SECRETARY'S CERTIFICATE

                      FLORIDA EAST COAST INDUSTRIES, INC.,
                              a Florida corporation
                                 (the "Company")


                        SECRETARY'S CERTIFICATE REGARDING
                            INCUMBENCY, RESOLUTIONS,
                      ARTICLES OF INCORPORATION AND BYLAWS


         The undersigned, being the duly appointed, qualified and acting Secretary of the Company, hereby certifies that the persons named below are, on the date hereof, the duly elected, qualified and acting officers of the Company and occupy the offices set opposite their respective names, and the signatures opposite their names below are their true and correct signatures:

NAME                       OFFICE                    SIGNATURE

--------------             -----------------         ------------------

--------------             -----------------         -------------------

         and hereby further certifies that:

         (a) The Board of Directors of the Company adopted, on ____________, 2001, at a duly called meeting at which a quorum was present and voting throughout, the resolutions set forth in Exhibit A attached hereto, none of which has been amended or repealed in any respect since such date, and all of which remain in full force and effect as of the date hereof.

         (b) Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, certified by the appropriate State Official, and no action has been taken by the Board of Directors of the Company or its Stockholders to amend or in contemplation of amending the Articles of Incorporation since such certification date.

         (c) Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company in effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and the corporate seal of the Company as of this ___ day of ________________, 2001.


                                                    --------------------------
                                                    ______________, Secretary

[SEAL]


         I, ___________________, President of the Company do hereby certify that __________________ is the duly elected, qualified and acting Secretary of the Company, and that his/her signature set forth above is his/her true signature.

         IN WITNESS WHEREOF, I have hereunto set my hand as of this __ day of _________, 2001.


                                                 --------------------------
                                                 ___________________, President

                                   APPENDIX 3

                               CLOSING CERTIFICATE

I, __________________, hereby certify that (a) I am President of Florida East Coast Industries, Inc., a Florida corporation (the "Borrower"), and am familiar with the business of the Borrower and the Credit Agreement (the "Credit Agreement") dated as of March 22, 2001, among the Borrower, the Banks listed therein (collectively, the "Banks"), Bank Of America, N.A., , as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, First Union National Bank, as Syndication Agent, and SunTrust Bank, as Documentation Agent for the Banks; (b) as of the date hereof and after giving effect to the Loans being made on the date hereof, the Borrower has observed, performed and fulfilled each and every obligation and covenant contained in the Credit Agreement; (c) the Borrower is not in Default under any of the same; and
(d) the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects as of the date hereof.



Date:  _________________                    By: ________________________________
                                                   __________________, President

                                   APPENDIX 4

                         CERTIFICATE REGARDING SOLVENCY

                       Florida East Coast Industries, Inc.

Pursuant to the Credit Agreement (the "Credit Agreement") dated as of March 22, 2001, among Florida East Coast Industries, Inc., a Florida corporation (the "Borrower"), the Banks listed therein (collectively, the "Banks"), Bank Of America, N.A., , as Administrative Agent for the Banks (in such capacity, the "Agent"), and as Swingline Bank and Letter of Credit Issuing Bank, First Union National Bank, as Syndication Agent, and SunTrust Bank, as Documentation Agent for the Banks, the Borrower has requested that the Banks extend credit to the Borrower in an aggregate principal amount of up to $375,000,000. The proceeds from the Credit Agreement will be used by the Borrower and the Guarantors (defined below) (i) for working capital, capital expenditures and other lawful corporate purposes, (ii) to finance certain acquisitions and (iii) to finance certain capital stock repurchases, subject to the limits set forth in the Credit Agreement. The Banks are willing to extend such credit on the terms and subject to the conditions set forth in the Credit Agreement, which requires among other things the delivery of this Certificate Regarding Solvency pursuant to Exhibit D of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.


ACCORDINGLY,

         The undersigned hereby certifies that he/she is the Chief Financial Officer of the Borrower, and that, as such, he/she is authorized to execute this Certificate on behalf of the Borrower and further certifies that:

                  (a) In connection with the Credit Agreement, and the other Loan Documents, the undersigned has, through the date hereof, monitored the financial condition and operations of the Borrower and the undersigned has knowledge of, and has participated in, the development and negotiation of the transactions contemplated by the Credit Agreement and the other Loan Documents.

                  (b) The undersigned and his/her staff have developed detailed cash flow projections for the Borrower and each of the subsidiaries of the Borrower guaranteeing the Loans (the "Guarantors"), which (after giving effect to the Credit Agreement and the other Loan Documents) constitute the Pro Forma Financial Statements (copies of which are attached hereto as Exhibit 1). The Pro Forma Financial Statements are based on the financial information described in Section 4.04 of the Credit Agreement, historical financial statements and records of the Borrower and the Guarantors, and the assumptions described in the notes accompanying the Pro Forma Financial Statements.

                  (c) The Pro Forma Financial Statements give effect to the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents.

                  (d) The undersigned is familiar with the process through which the Pro Forma Financial Statements were generated and prepared. In making the statements set forth in paragraph (e) hereof, the undersigned has considered the current and anticipated future capital requirements of the Borrower and each of the Guarantors (after giving effect to the Credit Agreement and the other Loan Documents) for the current and anticipated future conduct of the business of the Borrower and each of the Guarantors.

                  (e) Based on the information reflected in the Pro Forma Financial Statements and the undersigned's involvement in the process of collecting such information, the Agent and the Banks may rely on the Pro Forma Financial Statements

                                    (i) as a fair and reasonable presentation of
                  the pro forma revenues, expenses and financial operations of the Borrower and each of the Guarantors, as of the date hereof, on a going-concern basis, and

                                    (ii) as being a reasonable projection of the
                  revenues, expenses and cash flows of the Borrower and each of the Guarantors,

         in each case after giving effect to the Credit Agreement and the other Loan Documents and on the basis of the assumptions stated in the Pro Forma Financial Statements.

                  (f) Based on and subject to the foregoing, and in light of the historical performance of the Borrower and each of the Guarantors as reflected in its historical financial statements and discussions with operating and financial management, the assumptions set forth in the Pro Forma Financial Statements are reasonable.

                  (g) Immediately following the execution of the Credit Agreement and the other Loan Documents given the reasonableness of the Pro Forma Financial Statements (and even allowing for some less-than-projected performance), the Borrower and each of the Guarantors will be able to pay its Debts (as defined below) as they become due, will have assets which will have a "present fair saleable value" greater on a going-concern basis than its probable liability on its Debts as they become absolute and matured, and will have assets on a going-concern basis which will have a fair saleable value greater than the sum of all its Debts.

                  (h) Both before and after giving effect to the Credit Agreement and the other Loan Documents, each of the Borrower and the Guarantors (i) does not have unreasonably small capital, (ii) is not engaged in businesses or transactions for which it has unreasonably small capital, and (iii) does not intend to be engaged in any businesses or transactions for which it has unreasonably small capital.

                  (i) Both before and after giving effect to the Credit Agreement and the other Loan Documents, to the best of the undersigned's knowledge after due inquiry, the Borrower and each of the Guarantors will not incur Debts beyond its ability to pay them as they mature.

                  (j) For purposes hereof, the "fair saleable value" of the Borrower's and each of the Guarantors' assets and investments has been determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such investments and other assets at the regular market value, conceiving the latter as the amount which could be obtained for the property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions. "Debts" means all liabilities, obligations, commitments, and indebtedness of any and every kind and nature (including all obligations to trade creditors and all guaranties), whether heretofore, now, or hereafter owing, arising, due, or payable by the Borrower and each of the Guarantors to any person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise.

                  (k) The undersigned has carefully reviewed the contents of this Certificate and has conferred with legal counsel of its choosing for the purpose of discussing the meaning of its contents.

                  (l) The undersigned acknowledges that the Agent and the Banks have relied upon the statements contained herein and consents to such reliance.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate Regarding Solvency this ____ day of March, 2001.

                                             FLORIDA EAST COAST INDUSTRIES, INC.


                                             By:  ___________________________
                                                     Richard Smith
                                                     Chief Financial Officer

                                    EXHIBIT F

                         COMMITMENT TRANSFER SUPPLEMENT

         Reference is made to the Credit Agreement (the "Credit Agreement") dated as of March 22, 2001, among Florida East Coast Industries, Inc., a Florida corporation (the "Borrower"), the Banks (as defined in the Credit Agreement), Bank Of America, N.A., as Administrative Agent for the Banks (in such capacity, the "Agent"), and as Swingline Bank and Letter of Credit Issuing Bank, First Union National Bank, as Syndication Agent, and SunTrust Bank, as Documentation Agent for the Banks. Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1 hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Group Member or the performance or observance by any Group Member of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1 hereto.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.04 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

         4. Following the execution of this Commitment Transfer Supplement, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Commitment Transfer Supplement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Commitment Fees, Utilization Fees and other fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Commitment Transfer Supplement shall in all respects be governed by and construed in accordance with the laws of the State of New York (including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law), but excluding, to the fullest extent permitted by applicable law, all other choice of law and conflict of law rules.

         8. This Commitment Transfer Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Commitment Transfer Supplement by telecopier shall be effective as delivery of a manually executed counterpart of this Commitment Transfer Supplement.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Commitment Transfer Supplement to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                         COMMITMENT TRANSFER SUPPLEMENT


                  Percentage interest assigned:                 ______%

                  Assignee's Commitment:                        $_____

                  Aggregate outstanding principal amount
                    of Loans assigned:                          $_____

                  Principal amount of Note payable to Assignee: $_____

                  Principal amount of Note payable to Assignor: $_____

                  Effective Date (if other than date
                    of acceptance by Agent):                    * _____, 20__



                                                 [NAME OF ASSIGNOR], as Assignor


                                                 By:
                                                    ----------------------------
                                                    Title:


                                                 Dated: __________, 20__



                                                 [NAME OF ASSIGNEE], as Assignee


                                                 By:
                                                    ----------------------------
                                                    Title:

                                                 Domestic Lending Office:

                                                 Eurodollar Lending Office:


* This date should be no earlier than five Business Days after the delivery of this Commitment Transfer Supplement to the Agent.

Accepted [and Approved] **
this ___ day of __________, 20 __

BANK OF AMERICA, N.A.


By:
   ---------------------------------
Title:


[Approved this ___ day
of __________, 20__

FLORIDA EAST COAST INDUSTRIES, INC.


By:                                  ]**
   ---------------------------------
Title:









** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE

                                     [Date]


Bank of America, N.A., as Agent
550 West Main Avenue, Suite 800
Knoxville, Tennessee 37902-2504

Attention: C. Howard Capito

Ladies and Gentlemen:

         Pursuant to the Credit Agreement (the "Credit Agreement") dated as of March 22, 2001, among Florida East Coast Industries, Inc., a Florida corporation (the "Borrower"), the Banks listed therein (collectively, the "Banks"), Bank Of America, N.A., , as Administrative Agent for the Banks, and as Swingline Bank and Letter of Credit Issuing Bank, First Union National Bank, as Syndication Agent, and SunTrust Bank, as Documentation Agent for the Banks, the Borrower and the undersigned officer of the Borrower hereby certify that (a) the information furnished below in this certificate was true and correct as of the last day of the fiscal quarter next preceding the date of this certificate, (b) as of the date hereof and since the last day of the calendar quarter next preceding the date of this certificate, no Default or Event of Default under the Credit Agreement has occurred, and (c) the financial statements delivered herewith were prepared in accordance with generally accepted accounting principles. Except as otherwise specified in this certificate, the terms used herein shall have the same meanings ascribed to them in the Credit Agreement. The following computations are derived from the Working Sheet attached to this certificate.

                                            Required Under
                                            Credit Agreement          Actual
                                            ----------------          ------

Minimum Fixed Charge Coverage Ratio         1.25 to 1.00             ________

Maximum Leverage Ratio                      ____ to 1.00             ________

Minimum Group Net Worth

         Prior to March 31, 2001            $675,000                 ________

         On and After March 31, 2001        $675,000 plus            ________
                                            (i) 50% of Group
                                            Net Income (but
                                            not any net losses)
                                            for each fiscal quarter ending
                                            on or after March 31, 2001
                                            and (ii) 100% of the
                                            Net Cash Proceeds of any
                                            issuances by Borrower
                                            of Capital Securities

Maximum Global Leverage Ratio               3.50 to 1.00             ________



         IN WITNESS WHEREOF, the undersigned has executed this certificate on this ____ day of __________, 200 .


                                            FLORIDA EAST COAST INDUSTRIES, INC.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title: Chief Financial Officer

                      COMPLIANCE CERTIFICATE WORKING SHEET
      DETERMINATION DATE: LAST DAY OF FISCAL QUARTER ENDED _________, ____

                                Group Net Income

(a) consolidated net income of the Borrower Group (taken as a cumulative whole), for the four fiscal quarters of the
Borrower most recently ended
                                                                $
                                                                   ------------
      minus

(b)      (i) any net income of a member of the Borrower Group
         to the extent that the declaration or payment of
         dividends or similar distributions by that member is
         not at the time permitted by operation of the terms
         of any contract or applicable law
                                                                $
                                                                   ------------

         (ii) any net income (or net loss) of any Person
         (other than a member of the Borrower Group) in which
         any member of the Borrower Group has an ownership
         interest, except to the extent that any such income
         has actually been received by such member in the form
         of cash dividends or similar distributions
                                                                $
                                                                   ------------

         (iii) any net gains or losses on the sale or other
         disposition, not in the ordinary course of business,
         of investments and other capital assets, or with
         respect to the disposition of obsolete or unusable
         property (excluding any related charges for taxes
         thereon)
                                                                $
                                                                   ------------

         (iv) any net gain arising from the collection of the
         proceeds of any insurance policy
                                                                $
                                                                   ------------

         (v)  any write-up of any asset
                                                                $
                                                                   ------------

         (vi)  any net gains resulting from the defeasance of
         any Debt
                                                                $
                                                                   ------------

         (vii)  any extraordinary gains or losses
                                                                $
                                                                   ------------

     Total ((b)(i) through (b)(vii))
                                                                $
                                                                   ============

Group Net Income ((a) minus (b))
                                                                $
                                                                   ============

                                      Debt

         (a) all obligations for borrowed money or the
deferred purchase price of goods or services (except trade
payables in the ordinary course of business)
                                                                $
                                                                   ------------

         (b) all obligations evidenced by promissory notes
                                                                $
                                                                   ------------

         (c) all obligations for long term debt and bonds
(excluding defeased obligations)
                                                                $
                                                                   ------------

         (d) all obligations in respect of any Guaranty (other
than endorsements of checks for deposit in the ordinary course of business)
                                                                $
                                                                   ------------

         (e) all obligations in respect of any Capital Leases
                                                                $
                                                                   ------------

         (f) all obligations, indebtedness and liabilities,
including any refinancings thereof, secured by any lien or any security interest on any property or assets
                                                                $
                                                                   ------------

         (g) all Mandatorily Redeemable Securities valued in
accordance with Generally Accepted Accounting Principles
                                                                $
                                                                   ------------

      Total Debt (the sum of (a) through (g))
                                                                $
                                                                   ============

                             Group Interest Expense

         (a) to the extent deducted in determining Net Income
for any period, the aggregate amount of all interest expense of the Borrower Group during such period (including, without limitation, the interest component of payments under Capital
Leases)
                                                                $
                                                                   ------------

         (b) the aggregate amount of net amounts payable (or
minus the net amounts receivable) under any permitted Rate
Hedging Agreement accrued during such period (whether or not actually paid or received during such period), determined on a consolidated basis for the Borrower Group in accordance with
Generally Accepted Accounting Principles
                                                                $
                                                                   ------------

      Total Group Interest Expense (the sum of (a) plus (b))
                                                                $
                                                                   ============

                                  Group EBITDA

      (a)  Group Net Income (from item 1)                                                        $
                                                                                                    ------------------

      (b)  plus, to the extent deducted in determining Group Net Income,

            (i) the aggregate amount of income tax expense, determined on a consolidated basis for the Borrower Group in accordance with Generally Accepted
Accounting Principles                                                                            $
                                                                                                    ------------------

            (ii)  Group Interest Expense (from item 3)                                           $
                                                                                                    ------------------

            (iii) the aggregate amount of depreciation expense and amortization expense, determined on a consolidated basis for the Borrower Group
            in accordance with Generally Accepted Accounting Principles                          $
                                                                                                    ------------------

      Total (b)(i) through (b)(iii))                                                             $
                                                                                                    ==================

      minus

      (c)(i) with respect to each project of Flagler financed with Non-recourse
      Debt, the sum of the amounts of any positive EBITDA from each such project                 $
                                                                                                    ------------------

      plus

      (ii) the lesser of

            (1)  50% of Flager Free Cash Flow and

            (2)  10% of EBITDA of the Borrower Group                                             $
                                                                                                    ------------------

      Total (c)(i) plus (c)(ii)                                                                  $
                                                                                                    ------------------

      Group EBITDA ((a) plus (b), minus (c))                                                     $
                                                                                                    ==================

                                   Group Debt

         (a)  the aggregate amount of all Debt of the Borrower Group, determined on a
consolidated basis (including, but not limited to):                                              $
                                                                                                    ------------------

                  (i) all obligations for borrowed money or the deferred purchase price of goods or services (except trade payables in the ordinary course of business)

                  (ii) all obligations evidenced by promissory notes

                  (iii) all obligations for long term debt and bonds (excluding defeased obligations)

                  (iv) all obligations in respect of any Guaranty (other than endorsements of checks for deposit in the ordinary course of business)

                  (v) all obligations in respect of any Capital Leases

                  (vi) all obligations, indebtedness and liabilities, including any refinancings thereof, secured by any lien or any security interest on any property or assets

                  (vii) all Mandatorily Redeemable Securities valued in accordance with
         Generally Accepted Accounting Principles

                  plus

         (b)  all Debt consisting of recourse obligations of Flagler                             $
                                                                                                    ------------------

         minus

         (c)  any Non-recourse Debt of Flagler                                                   $
                                                                                                    ------------------

      Group Debt ((a) plus (b) minus (c))                                                        $
                                                                                                    ==================

                                 Group Net Worth

         (a)  stockholder's equity on the consolidated balance sheet of the
Borrower Group                                                                                   $
                                                                                                    ------------------

      minus

         (b)  amounts carried on the consolidated financial statements of the Borrower Group
  for net losses                                                                                 $
                                                                                                    ------------------

         (c) any writeup in the book value of any assets of the Borrower Group
  resulting from a revaluation thereof subsequent to December 31, 2000                           $
                                                                                                    ------------------

         (d)  treasury stock                                                                     $
                                                                                                    ------------------

         (e)  unamortized debt discount expense                                                  $
                                                                                                    ------------------

         (f)  any cost of investments in excess of the fair market value of net assets
  acquired at the time of acquisition by any member of the Borrower Group                        $
                                                                                                    ------------------

         (g)  patents, patent applications, copyrights, trademarks, tradenames, experimental
  or organizational expenses and other like intangibles                                          $
                                                                                                    ------------------

         (h)  Total deductions (the sum of (b) through (g))                                      $
                                                                                                    ==================

            Group Net Worth ((a) minus (h))                                                      $
                                                                                                    ==================

                                 Leverage Ratio

         (a)  Group Debt at any time                                                             $
                                                                                                    ------------------

      to

         (b)  Group EBITDA for the four quarters most recently ended at or before such time
and for which financial statements have been delivered                                           $
                                                                                                    ------------------

      Ratio of (a) to (b)                                                                                     to 1.00
                                                                                                    =========


                                 Group Net Worth

      (1)       Minimum Group Net Worth (prior to March 31, 2001)                                $
                                                                                                    ------------------
      (2)       (a)  Minimum Group Net Worth (on or after March 31, 2001) $675,000               $
                                                                                                    ------------------

      plus

           (b)  50% of Group Net Income (but not any net losses) for each of the Borrower's
fiscal quarters ending on or after March 31, 2001                                                $
                                                                                                    ------------------

           (c)  100% of the Net Cash Proceeds of any issuances by Borrower of Capital
Securities                                                                                       $
                                                                                                    ------------------

      Group Net Worth (on or after March 31, 2001(sum of (a), (b) and (c))                       $
                                                                                                    ==================

                           Fixed Charge Coverage Ratio

         (a)  Group EBITDA                                                                      $
                                                                                                   -------------------

      to

         (b)  the sum of

           (i)  scheduled payments of principal of Group Debt                                   $
                                                                                                   -------------------

           (ii) Group Interest Expense (provided that Group Interest Expense shall exclude any Group Interest Expense from any particular project of Flagler the Non-recourse Debt of which is excluded from Group
           Debt)                                                                                $
                                                                                                   -------------------

           (iii) the amount of ordinary dividends, and distributions, paid in cash by the Borrower Group (other than any such ordinary dividend or distribution payments made to the Borrower Group), determined on a
           consolidated basis                                                                   $
                                                                                                   -------------------

           (iv)  Group Income Tax Expenses paid in cash by the Borrower Group                   $
                                                                                                   -------------------

           (v)  Capital Expenditures required to sustain (but not expand) the ongoing
           operations of the Borrower Group                                                     $
                                                                                                   -------------------

      Total ((b)(i) through (b)(v))                                                             $
                                                                                                   ===================

      Ratio of (a) to (b)                                                                                    to 1.00
                                                                                                   =========

                              Global Leverage Ratio

         (a)  Global Debt

                  (i) Group Debt at any time                                                    $
                                                                                                   -------------------

                           plus

                  (ii) Debt of EPIK at such time                                                $
                                                                                                   -------------------

Total ((a)(i) and (a)(ii))                                                                      $
                                                                                                   -------------------

to

         (b) Global EBITDA

                  (i) Group EBITDA for the four quarters most recently ended at
or before such time and for which financial statements have been delivered                      $
                                                                                                   -------------------

                                    plus

                  (ii) EBITDA of EPIK for such period                                           $
                                                                                                   -------------------

Total ((b)(i) and (b)(ii))                                                                      $
                                                                                                   ===================

Ratio of (a) to (b)                                                                             $
                                                                                                   -------------------



                                         Prepared by:
                                                      -------------------------
                                               Title:
                                                      -------------------------

                                    EXHIBIT H

                             FORM OF TRAFFIC SUMMARY

FLORIDA EAST COAST RAILWAY COMPANY
Florida East Coast Industries, Inc.
St. Augustine, Florida Traffic Statistics

-------------------------------------------------------------------------------------------------------------------
                                                2000        2001        2002         2003        2004        2005
                                                ----        ----        ----         ----        ----        ----
               CARLOADS (M'S)
---------------------------------------------
Commodity
         Intermodal
                  TOFC/COFC
         Carloads
                  Crushed Stone
                  Construction Material
                  Vehicles (includes parts)
                  Foodstuffs
                  Chemicals
                  Paper (Lumber)
                  Other
                           Subtotal
                                             -------------------------------------------------------------------------

                                             -------------------------------------------------------------------------
                           Total

               REVENUES (M'S)
---------------------------------------------
Commodity
         Intermodal - Revenue
                  TOFC/COFC
         Carload - Revenue
                  Crushed Stone
                  Construction Material
                  Vehicles (includes parts)
                  Foodstuffs
                  Chemicals
                  Paper (Lumber)
                  Other
                           Subtotal
                                             -------------------------------------------------------------------------

                                             -------------------------------------------------------------------------
                           Total

             UNIT REVENUES ( )
---------------------------------------------
Commodity
         Intermodal - Revenue
                  TOFC/COFC
         Carload - Revenue
                  Crushed Stone
                  Construction Material
                  Vehicles (includes parts)
                  Foodstuffs
                  Chemicals
                  Paper (Lumber)
                  Other
                           Subtotal
                                             -------------------------------------------------------------------------

                                             -------------------------------------------------------------------------
                           Total

                                    EXHIBIT I
                               NOTICE OF BORROWING

TO:      Bank of America, N.A.                                DATE: ____________
         231 South LaSalle
         Chicago, Illinois 60697
         Attention:  Agency Services

Irrevocable notice is hereby given pursuant to the Credit Agreement ("Credit Agreement") dated as of March 22, 2001 among Florida East Coast Industries, Inc., the Banks named therein, and Bank of America, N.A. as Administrative Agent for the Banks, of the Revolving Loan specified herein. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

1.       The Business Day of the proposed borrowing is ________________, _____.

2.       The aggregate amount of the proposed borrowing is $____________.

3. $____________ of the proposed borrowing is to be a Base Rate Loan. $_______________ of the proposed borrowing is to be a Eurodollar Loan.

4. The initial Interest Period for a Eurodollar Loan shall be [one] [two] [three] [six] months.

5.       The Revolving Loans should be disbursed as follows:

----------------------------------------------------.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  i) the applicable representations and warranties of the undersigned contained in Article 4 of the Credit Agreement are true and correct in all material respects as though made on and as of such date; and

                  ii) no Default or Event of Default has occurred and is continuing or shall result from such proposed borrowing.

                  iii) no event has occurred since the date of the most recent financial statements delivered pursuant to the Credit Agreement which could reasonably be expected to have a Material Adverse Effect.

                                          FLORIDA EAST COAST INDUSTRIES, INC.

                                          By: _________________________
                                                Name:
                                                Title:

                                    EXHIBIT C

                                PLEDGE AGREEMENT


                                      C-1